Execution Version THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT RCM6, LLC Dated effective as of January 1, 2016 4080228.4

TABLE OF CONTENTS

Pages

ARTICLE I DEFINITIONS **2**

Section 1.1 Definitions. 2
Section 1.2 Construction of Certain Terms and Phrases. 15

ARTICLE II FORMATION; OFFICES; TERM **16**

Section 2.1 Formation and Continuation of the Company. 16
Section 2.2 Name, Office and Registered Agent. 16
Section 2.3 Purpose. 16
Section 2.4 Term. 16
Section 2.5 Organizational and Fictitious Name Filings; Protection of Limited Liability. 16
Section 2.6 No Partnership Intended. 17

ARTICLE III RIGHTS AND OBLIGATIONS OF THE MEMBERS **17**

Section 3.1 Members; Membership Interest. 17
Section 3.2 Meetings. 17
Section 3.3 Management Rights. 18
Section 3.4 Other Activities. 18
Section 3.5 No Right to Withdraw. 19
Section 3.6 Limitation of Liability of Members. 19
Section 3.7 No Deficit Restoration Obligation. 19
Section 3.8 Company Property; Membership Interests. 19
Section 3.9 Retirement, Resignation, Expulsion, Bankruptcy or Dissolution of a Member. 19
Section 3.10 Covenant Regarding Sales to Related Persons. 20
Section 3.11 Covenant Regarding TEFRA. 20
Section 3.12 Involuntary Transfer. 21
Section 3.13 Seller Designee. 22
Section 3.14 Covenant Regarding Tax-Exempt Use Property. 22
Section 3.15 Right to Observe and Inspect and Consult with Company Professionals and Contractors. 22
Section 3.16 Limited Withdrawal Rights. 23

ARTICLE IV CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS **23**

Section 4.1 Capital Contributions. 23
Section 4.2 Capital Contribution Schedule. 27
Section 4.3 Capital Accounts. 27
Section 4.4 Defaulted Capital Contributions. 28
Section 4.5 No Third Party Beneficiary. 29

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ARTICLE V ALLOCATIONS 29

Section 5.1	Allocations.	29
Section 5.2	Allocations Following Condemnation, Casualty, etc.	29
Section 5.3	Special Allocations.	29
Section 5.4	Tax Allocations.	30
Section 5.5	Transfer or Change in Company Interest.	31

ARTICLE VI DISTRIBUTIONS 31

Section 6.1	Distributions.	31
Section 6.2	Withdrawal of Capital.	31
Section 6.3	Withholding Taxes.	31
Section 6.4	Distributions Following Condemnation, Casualty, etc.	31
Section 6.5	Limitation Upon Distributions.	32

ARTICLE VII ACCOUNTING AND RECORDS 32

Section 7.1	Fiscal Year.	32
Section 7.2	Books and Records and Inspection.	32
Section 7.3	Bank Accounts, Notes and Drafts.	33
Section 7.4	Financial Reports.	34
Section 7.5	Partnership Status and Tax Elections.	35
Section 7.6	Company Tax Returns.	35
Section 7.7	Tax Audits.	36
Section 7.8	Other Reports and Information.	37

ARTICLE VIII MANAGEMENT 39

Section 8.1	Manager.	39
Section 8.2	Tax Event.	42
Section 8.3	Exercise of Termination Right.	43
Section 8.4	Management Fee; Expenses of the Company.	43
Section 8.5	Removal or Resignation of the Manager.	43
Section 8.6	Third Party Reliance.	43
Section 8.7	Officers.	43
Section 8.8	Contracts with Affiliates.	44
Section 8.9	Operating Protocols.	44
Section 8.10	Insurance.	44
Section 8.11	Duties, Liabilities and Exculpation.	45
Section 8.12	Company Indemnification.	46
Section 8.13	Enforcement of Company Rights.	46
Section 8.14	Operating and Maintenance Agreement.	47

ARTICLE IX APPROVED BUDGETS 47

Section 9.1	Preparation.	47
Section 9.2	Amendments and Supplements.	48

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Pales ARTICLE X TRANSFERS; DUTY OF FIRST OFFER .........................................................48 Section 10.1 Prohibited Transfers ..........................................................................................48 Section 10.2 Conditions to Transfer by Members .................................................................48 Section 10.3 Right of First Offer ............................................................................................49 Section 10.4 Admission .........................................................................................................50 ARTICLE XI DISSOLUTION AND WINDING-UP ...............................................................50 Section 11.1 Events of Dissolution ........................................................................................50 Section 11.2 Purchase of Membership Interest ......................................................................51 Section 11.3 Purchase of Facility ...........................................................................................52 Section 11.4 Fair Market Value .............................................................................................52 Section 11.5 Distribution of Assets ........................................................................................53 Section 11.6 In-Kind Distributions ........................................................................................54 Section 11.7 Statement of Dissolution ...................................................................................54 ARTICLE XII MISCELLANEOUS ..........................................................................................54 Section 12.1 Notices ...............................................................................................................54 Section 12.2 Amendment .......................................................................................................54 Section 12.3 Partition .............................................................................................................55 Section 12.4 Waivers and Modifications ...............................................................................55 Section 12.5 Severability . .............................................................................:........................55 Section 12.6 Successors• No Third-Party Beneficiaries ........................................................55 Section 12.7 Entire Agreement ..............................................................................................55 Section 12.8 Public Statements ..............................................................................................55 Section 12.9 Applicable Law .................................................................................................56 Section 12.10 Further Assurances ............................................................................................56 Section 12.11 Counterparts ......................................................................................................56 Section 12.12 Confidentialitv ...................................................................................................57 Section 12.13 Joint Efforts ......................................................................................................:57 Section 12.14 Waiver of Jury Trial ..........................................................................................58 Section 12.15 ~ecific Performance ........................................................................................58 Section 12.16 No Duplication ..................................................................................................58 Section 12.17 Survival; Limitation on Liability ......................................................................58 Section 12.18 Enforcement Costs ............................................................................................58 iii

SCHEDULES Schedule 8.10 Insurance EXHIBITS Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Diagram of the Facility Members, Initial Capital Account Balances and Membership Interests Operating Protocols Site Reconveyance Representations and Warranties Form of Seller Designee Agreement iv

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF RCM6, LLC THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "A~reement") of RCM6, LLC, a Colorado limited liability company (the "Company"), is made and entered into effective as of January 1, 2016 (the "Effective Date"), by and among CCS-AE, LLC, a Colorado limited liability company ("CCS-AE"), Liberty Clean Fuels 2, LLC, a Delaware limited liability company ("Liberty Investor"), ADA- RCM6 LLC, a Colorado limited liability company ("ADA Investor"), and Charles S. McNeil, an individual ("McNeil Investor"). CCS-AE, Liberty Investor, ADA Investor, and McNeil Investor, are referred to herein individually as a "Current Member" and collectively as the "Current Members." RECITALS A. The Company was formed by OE-TO, LLC, a Colorado limited liability company ("Seller"), pursuant to the filing of Articles of Organization with the Secretary of State of the State of Colorado on August 12, 2013 and is amanager-managed limited liability company. B. The Company owns and operates the Facility (as defined below). C. Pursuant to the Agreement for Purchase of Membership Interests by and between the Seller and Liberty Investor (as amended, the "Liberty Purchase Agreement"), dated as of February 10, 2014 (the "Acquisition Date"), Seller sold a 49.9 percent Membership Interest to Liberty Investor. D. Pursuant to the Agreement for Purchase of Membership Interests by and between the Seller and ADA Investor, dated as of the Acquisition Date (as amended, the "ADA Purchase Agreement"), Seller sold a 24.95000 percent Membership Interest to ADA Investor. E. Pursuant to the Agreement for Purchase of Membership Interests by and between the Seller and McNeil Investor, dated as of the Acquisition Date (as amended, the "McNeil Purchase Agreement"), Seller sold a 17.09197 percent Membership Interest to McNeil Investor. F. Pursuant to the Agreement for Purchase of Membership Interests by and between the Seller and Republic Financial Corporation, a Colorado corporation ("Republic Investor"), dated as of the Acquisition Date (as amended, the "Republic Purchase Agreement"), Seller sold a 4.15833 percent Membership Interest to Republic Investor. G. On July 14, 2014, the Republic Investor transferred its 4.15833 percent Membership Interest to McNeil Investor (with McNeil Investor assuming the obligations of the

Republic Investor under the Republic Purchase Agreement), and the Republic Investor ceased to be a Member of the Company. H. Pursuant to the Agreement for Purchase of Membership Interests by and between the Seller and James H. Possehl, an individual ("Possehl Investor"), dated as of the Acquisition Date (as amended, the "Possehl Purchase Agreement"), Seller sold a 2.59896 percent Membership Interest to Possehl Investor. I. On July 14, 2014, the Possehl Investor transferred its 2.59896 percent Membership Interest to McNeil Investor (with McNeil Investor assuming the obligations of the Possehl Investor under the Possehl Purchase Agreement), and the Possehl Investor ceased to be a Member of the Company. J. Pursuant to the Agreement for Purchase of Membership Interests by and between the Seller and W. Randall Dietrich, an individual ("Dietrich Investor"), dated as of the Acquisition Date (the "Dietrich Purchase Agreement"), Seller sold a 1.10074 percent Membership Interest to Dietrich Investor. K. On October 1, 2014, the Dietrich Investor transferred its 1.10074 percent Membership Interest to McNeil Investor (with McNeil Investor assuming the obligations of the Dietrich Investor under the Dietrich Purchase Agreement), and the Dietrich Investor ceased to be a Member of the Company. L. On the Acquisition Date, Seller also contributed a 0.2 percent Membership Interest to CCS-AE. M. CCS-AE, Liberty Investor, ADA Investor, Republic Investor, McNeil Investor, Possehl Investor, and Dietrich Investor entered into the First A&R LLC Agreement (as defined below) as of the Acquisition Date and subsequently entered into the Second A&R LLC Agreement (as defined below); N. The Current Members desire to amend and restate, in its entirety, the terms of the Second A&R LLC Agreement (as defined below) by entering into this Agreement, pursuant to which the rights and obligations of the Members and certain other constituencies of the Company shall be set forth and agreed upon as of the date hereof. AGREEMENT In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend, restate and replace the Second A&R LLC Agreement in its entirety and to continue the Company as a limited liability company under the Act upon the following terms and conditions:

ARTICLE I DEFINITIONS Section 1.1 Definitions. Unless otherwise defined herein, capitalized terms used throughout this Agreement shall have the respective meanings set forth below: "Accounting Firm" means an independent firm of certified public accountants selected by the Manager with the prior written approval of Members holding not less than 51 percent of the outstanding Membership Interests, or, in the case of a dispute pursuant to Section 4.1(fl, the certified public accountant selected pursuant to the terms of Section 4.1(fl. "Act" means the Colorado Limited Liability Company Act and any successor statute, as the same maybe amended from time to time, and the Colorado Corporations and Associations Act and any successor statute, as the same maybe amended from time to time. "ADA Investor" has the meaning set forth in the introductory paragraph hereof. "ADA Purchase Agreement" has the meaning set forth in Recital D. "Adversely Affected Member" means a Member as to which an Individual Member Tax Event has occurred. "Affiliate" of a specified Person means any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person. As used. in this definition of Affiliate, the term "control" of a specified Person including, with correlative meanings, the terms, "controlled by" and "under common control with," means (a) the ownership, directly or indirectly, of 50 percent or more of the equity interests in a Person or (b) the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that notwithstanding the foregoing, for purposes of this Agreement, the Company will be deemed not to be an Affiliate of any Member or the Manager and none of the Members or the Manager will be deemed to be an Affiliate of the Company. "Agreement" has the meaning set forth in the introductory paragraph hereof, as the same maybe amended, modified or supplemented from time to time. "Applicable Month" has the meaning set forth in Section 4.1(b). "Appraisal Notice" has the meaning set forth in Section 11.4. "Approved Budget" means, as to any Fiscal Year, the operating budget for the Company approved or deemed approved by the Members as provided in Article IX, including the Annual Budget (as defined in the Operating and Maintenance Agreement) for such Fiscal Year. "Audited Member" has the meaning set forth in Section 7.7(a). 3

"Available Cash" means all amounts available to the Company from all sources less (a) any amounts necessary to pay the Company's current expenses and liabilities and (b) any reserves established by the Manager to fund future expenses, liabilities or contingencies of the Company, as reasonably determined by the Manager consistent with the Approved Budget. "Bankruptcy" of a Person means the occurrence of any of the following events (a) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the "Bankruptcy Code"), (b) the making by such Person of a general assignment for the benefit of its creditors, (c) the admission in writing by such Person of its inability to pay its debts as they mature, (d) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable Law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors, (e) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt or liquidation Law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such Law, (~ an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Bankruptcy Code and within 60 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (g) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days, or (h) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt or liquidation of such Person under any such Law, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede the definition of "Bankruptcy" set forth in Sections 7-80-102(2) of the Act. "Business Dav" means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in Denver, Colorado or New York, New York are authorized by Law or governmental action to close. "Capital Account" has the meaning set forth in Section 4.3(a). "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Membership Interest in the Company held by such Member. "Capital Contribution Schedule" has the meaning set forth in Section 4. lib).

"CCS-AE" has the meaning given to such term in the introductory paragraph hereof. "CCS Affiliated Member" means any Member who (a) is CCS-AE or an Affiliate of CCS-AE, or (b) holds a direct or indirect ownership interest in Clean Coal Solutions, LLC or (c) is an Affiliate of a Person who holds a direct or indirect ownership interest in Clean Coal Solutions, LLC, it being agreed that all of the Current Members other than the Liberty Investor are CCS Affiliated Members. "Coal Yard Services Agreement" means the Coal Yard Services Agreement, dated February 10, 2014, by and between the Company and the Utility. "Code" means the Internal Revenue Code of 1986, as amended from time to time. "Company" has the meaning set forth in the introductory paragraph hereof. "Company Audited Items" has the meaning set forth in Section 7.7(a). "Company Business" has the meaning set forth in each Purchase Agreement. "Company Tax Returns" has the meaning set forth in Section 7.6. "Confidential Information" has the meaning set forth in Section 12.12. "Consultation" or "Consult" means to confer with in good faith and on a time frame that is reasonable under the circumstances and reasonably consider and take into account the reasonable suggestions, comments or opinions of another Person. "Current Members" has the meaning given to such term in the introductory paragraph hereof. "Defaulting Member" has the meaning set forth in Section 4.4(a). "Depreciation" means for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes anytime during such Fiscal Year, the depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the United States federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization, or other cost recovery deduction for each taxable year shall be determined under a method reasonably selected by the Manager. "Dietrich Investor" has the meaning set forth in the introductory paragraph hereof. "Dietrich Purchase Agreement" has the meaning set forth in Recital H. 5

"Dispute Notice" has the meaning set forth in Section 11.4. "Effective Date" has the meaning given to such term in the introductory paragraph hereof. `Blectin~ Member" has the meaning set forth in Section 11.2. "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, mortgage, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. "Estimated Monthly Tonnage Amount" means, with respect to any Month and with respect to a given Member, the product of (a) the product of (i) the Per Ton Amount multiplied by (ii) the number of Tons of Refined Coal estimated to be produced and sold by the Company from the Facility to Unrelated Persons during such Month, multiplied by (b) a Member's percentage Membership Interest (expressed as a percentage rounded to five decimal places), which amount shall be included with the Capital Contribution Schedule for such Month, as specified in Section 4.2. "Event of Default" has the meaning set forth in Section 4.4(a). "Excess Capital Contribution Amount" has the meaning set forth in Section 4.1(b). "Excess Insurance Proceeds" has the meaning set forth in Section 6.4. "Facility" means the M45-06 Unit together with all components of any ancillary equipment associated with such M45-06 Unit that are owned by the Company and located at the Site, as further described on Exhibit A. "Fair Market Value" means the price that a willing buyer would pay, and a willing seller would accept, in an arm's length transaction for property of the same character and quality. "Federal Tax Rule" means any regulation, rule, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter by any Governmental Body with respect to federal tax matters, including (a) regulations of the United States Treasury Department, (b) IRS or United States Treasury Department materials such as Revenue Rulings, Revenue Procedures, Treasury Decisions, private letter rulings, determination letters, technical memoranda, technical advice memoranda, Chief Counsel's Advice, Field Service Advice, General Counsel Memoranda, Office Memoranda, Technical Information Releases, Delegation Orders, Executive Orders, Treasury Department Orders, Notices, Announcements and News Releases, and (c) judgments and decisions of the United States Tax Court, the United_ States Board of Tax Appeals and any other court of the United States in connection with its exercise of original, trial or appellate jurisdiction over any case involving federal tax matters. 6

"Feedstock Coal Purchase Agreement" means the Feedstock Coal Purchase Agreement, dated February 10, 2014, by and between the Company and the Utility . "First A&R LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Acquisition Date, as amended. "Fiscal Year".has the meaning set forth in Section 7.1. "Fixed Payment" has the meaning set forth in the Purchase Agreement . "GAAP" means United States generally accepted accounting principles, as promulgated by the Financial Accounting Standards Board and as in effect from time to time, consistently applied throughout the specified period. "GDP Inflation Index" means the GDP implicit price deflator, as published (with revisions) by the United States Department of Commerce Bureau of Economic Analysis on or before April 1 of each calendar year. "Governmental Body" means the federal government of the United States, any state of the United States or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity, instrumentality, agency, authority or commission . "Gross Asset Value" means, with respect to any asset, the asset's adjusted Tax basis for federal income Tax purposes, except as follows:. (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of contribution, with Fair Market Value as used in this definition of Gross Asset Value meaning Fair Market Value as reasonably determined by the Manager in Consultation with the Members ; (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective Fair Market Values (taking Code Section 7701(g) into account) as of the following times: (i) the acquisition of an additional Membership Interest in the Company by any new ar existing Member in exchange for more than a de ininimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for a Membership Interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704- 1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company ; (c) the Gross. Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal,the gross Fair Market Value of such asset on the date of distribution;

(d) the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted Tax basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that an adjustment pursuant to subsection (b) above is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and (e) if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset. "Independent Appraiser" means an independent appraiser, appraisal firm or investment banking firm having expertise in the valuation of property or assets of the same or similar type as those to be appraised. "Individual Member Tax Event" means the occurrence of a Tax Event of the type described in clause (i) of the definition of Tax Event or of the type described in clause (k) of such definition to the extent such Tax Event also involves the type of Tax Event described in clause (i) of such definition. "Initial Coal Inventory Amount" means $1,000,000. "Initial Operator" means Clean Coal Solutions Services, LLC, a Colorado limited liability company. "Initial Payment Amortization," for each Investor, has the meaning given to such term in the respective Purchase Agreement of such Investor. "Initial Quarterly Capital Contributions" means the capital contributions made by the Members on the Acquisition Date pursuant to Section 4.1(b). "Initial Workin~Capital Reserve" means $1,599,000. "Investor Guarantee" means a Guarantee made by an Investor Guarantor in favor of Seller and the Company. "Investor Guarantor" means with respect to a given Investor, the Person providing an Investor Guarantee on behalf of such Investor, if any. "Investors" means all Members other than CCS-AE. "Involuntary Transfer" means the involuntary transfer of all or part of a Member's Membership Interest to the Seller Designee upon the exercise by the Manager of its rights under Section 3.10, Section 3.11, or Section 4.4(b), or by the Seller of its rights under Section 9.1 of the applicable Purchase Agreement.

"IRS" means the Internal Revenue Service or any successor agency thereto. "Law" means any law (including common law), statute, act, decree, ordinance, rule, directive (to the extent having the force of law), order, writ, injunction, judgment, treaty, code or regulation (including any of the foregoing relating to health and safety matters) or any interpretation (to the extent having the force of law) of any of the foregoing, as enacted, issued or promulgated by any Governmental Body, including all amendments, modifications, extensions, replacements or re-enactments thereof and all rules and regulations promulgated thereunder. "Libert_y Investor" has the meaning set forth in the introductory paragraph hereof. "Liberty Purchase Agreement" has the meaning set forth in Recital C. "Low Volume Member Termination Notice" has the meaning specified in Section 8.3. "M45-06 Unit" means the refined coal production facility (as such term is defined in Section 45(d)(8) of the Code) owned by the Company identified by Serial Number M45-06. "Management Fee" has the meaning specified in Section 8.4. "Manager" means such Person that is appointed pursuant to and in accordance with the terms of this Agreement to manage and run the day-to-day operations of the Company, the Manager being a "manager" of the Company within the meaning of the Act. The initial Manager of the Company shall be CCS-AE. "Manager Affiliated Member" means any (a) Member who is the Manager or an Affiliate of the Manager, or (b) so long as CCS-AE or an Affiliate of CCS-AE is serving as the Manager, any Member who (i) holds a direct or indirect ownership interest in Clean Coal Solutions, LLC or (ii) is an Affiliate of a Person who holds a direct or indirect ownership interest in Clean Coal Solutions, LLC. For the avoidance of doubt, so long as CCS-AE or an Affiliate of CCS-AE is serving as the Manager, all of the Current Members other than the Liberty Investor are Manager Affiliated Members. "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company, the Company Business or the Facility. "McNeil Investor" has the meaning set forth in the introductory paragraph hereof. "McNeil Purchase Agreement" has the meaning set forth in Recital F. "Member" or "Members" means the "Current Members" (as such term is defined in the introductory paragraph hereo f in their capacity as members of the Company within the meaning of the Act, and airy other Person that has been admitted as a member of the Company pursuant to and in accordance with the terms hereof. 9

"Membership Interest" means the membership interest of a Member in the Company, which shall be expressed as a percentage and set forth in Exhibit B (as amended from time to time), including a Member's share of income, gain, credits, deductions and losses of the Company and a Member's right to receive distributions (in liquidation or otherwise) and allocations according to such Membership Interest and a Capital Account, and which interest entitles such Member to receive information and to consent to or approve such actions or omissions of the Company or another Member with respect to which the consent or approval of such Member is permitted or expressly required hereunder or required under the Act, and all other rights and obligations of such Member. "Month" means any calendar month of any year, and, as to the final month during which the Company is in existence, the applicable portion of such calendar month. "Monthly Capital Contribution" means with respect to any Member, the Monthly Capital Contribution to be made by such Member as provided in Section 4.1(b), and, in the case of the Investors, as limited by Section 4.1(e) and Section 4.1(x). "Monthly Payment Date" means, for each Month, the later of (i) the date that is 20 days after the beginning of such Month, and (ii) the tenth day after delivery to the Members of the Capital Contribution Schedule referred to in Section 4.2 (or, if any such day in (i) or (ii) is not a Business Day, on the next succeeding Business Day). "Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with United States generally accepted accounting principles. "Notice" has the meaning set forth in Section 12.1. "Notifying Member" has the meaning set forth in Section 11.3. "Offer Notice" has the meaning set forth in Section 10.3. "Officers" has the meaning set forth in Section 8.7. "Operating Protocols" means those certain Operating Protocols set forth as Exhibit C, as maybe amended or modified from time to time in accordance with Section 8.1(c) or Section 8.9. "Operating and Maintenance Agreement" means that certain Amended and Restated Operating and Maintenance Agreement (Centralia}, dated February 10, 2014, by and between the Operator and the Company. "Operations Report" has the meaning set forth in each Purchase Agreement. "Operator" means the Initial Operator, or the Person then serving as operator under the Operating and Maintenance Agreement. "Option Notice" means a Notice delivered by CCS-AE (or an Affiliate or designee thereo f to an Electing Member indicating its election to purchase or designate a purchaser for 10 such Electing Member's Membership Interest as provided in Section 11.2, or to the Manager and the Members indicatii7g its election to purchase the Facility as provided in Section 11.3, and reflecting CCS-AE's (or an Affiliate or designee thereo f proposed Fair Market Value purchase price for such Electing Member's Membership Interest, or for the Facility, as the case maybe, taking into account the factors specified in Section 11.2 or Section 11.3, as applicable. "Overpaid Month" has the meaning set forth in Section 4.1(b). "Per Ton Amount" means (a) for 20.14, $6.7877 multiplied by the sum of one plus the percentage increase or decrease, if any, in the GDP Inflation Index for December 2013 as compared to the GDP Inflation Index for December 2012; and (b) for each Fiscal Year following 2014, $6.7877 multiplied by the sum of one plus the percentage increase or decrease, if any, in the GDP Inflation Index for such Fiscal Year as compared to the GDP Inflation Index for December 2012. "Permitted Investments" means: (a) domestic or eurodollar time deposits, money market instruments or certificates of deposit with banks rated at least "A" by Standard & Poor's Ratings Services or Moody's Investors Services, Inc.; (b) direct obligations of, or obligations unconditionally guaranteed by, the United States of America or an agency or instrumentality thereof and backed by the full faith and credit of the United States of America; or (c) mutual funds that invest primarily in the securities described in (a) and (b) above. "Person" means any corporation, limited liability company, any form of partnership, any joint venture, trust, estate, Governmental Body or other legal or commercial entity or any natural person. "Possehl Investor" has the meaning set forth in the introductory paragraph hereof. "Possehl Purchase Agreement" has the meaning set forth in Recital G. "Power Plant" means the coal-fired, steam power electric generating plant known as the Big Hanaford Power Plant, together with related facilities, located at the Site. "Private Letter Rulings" means the private letter rulings obtained in the name of certain Members and former members from the IRS dated on or about August 13, 2014 in accordance with Section 7.5 of each Purchase Agreement. "Producer Suspension Event" has the meaning given such term in the Refined Coal Sale Agreement. "Producer Suspension Event Notice" has the meaning given such term in the Refined Coal Sale Agreement. "Producer Suspension Remedial Actions" has the meaning set forth in Section 8.2(b). "Proiect Documents" means (a) the Refined Coal Sale Agreement, (b) the Coal Yard Services Agreement, (c) the Feedstock Coal Purchase Agreement, (d) the Site License 11

Agreement, (e) the Operating and Maintenance Agreement, (~ the Technology Sublicense Agreement, (g) the Amended and Restated Chemical Additives Supply Agreement dated as of February 10, 2014 between the Company and the Operator and (h) any other Ancillary Documents (as defined in any of the Project Documents). "Prudent Operating Standards" means those standards, methods and acts which (a) when engaged in, constitute lawful, safe, reliable, expeditious, efficient, prudent, and commonly used practices with respect to the maintenance and operations of refined coal production facilities and associated mechanical and handling facilities and equipment or (b) in the exercise of reasonable judgment considering the facts known when engaged in, could have been expected to achieve, consistent with lawful, safe, reliable, expeditious, efficient, prudent, and commonly used practices, the desired result. "Purchase Agreements" means the Liberty Purchase Agreement, the ADA Purchase Agreement, the Republic Purchase Agreement, the McNeil Purchase Agreement, the Possehl Purchase Agreement, and the Dietrich Purchase Agreement, collectively. "Qualified Person" means an entity taxed as a "C corporation" for federal income tax purposes, including a limited liability company that has elected to be taxed as a "C corporation," or an individual or the estate of a deceased individual Member. " uarter" means any period of three consecutive Months beginning on January 1, April 1, July 1 or October 1 of any year, and, as to the Quarter which included the Acquisition Date and the final Quarter during which the Company is in existence, the applicable portion of such three-Month period. "Reconveyance Representations and Warranties" means the representations and warranties set forth in Exhibit E attached hereto. "Refined Coal" means the refined coal product produced by the Company that qualifies for Tax Credits. "Refined Coal Sale Agreement" means the Refined Coal Sale Agreement, dated February 10, 2014, by and between the Company and the Utility. "Related Person" has the meaning set forth in Section 3.10. "Representatives" means, with respect to any Person, the managing member(s), managers, officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person to the extent that such managing member, manager, officer, director, employee, representative, or agent of such Person is acting in his or her capacity as a managing member, manager, officer, director, employee, representative or agent of such Person. "Republic Investor" has the meaning set forth in the introductory paragraph hereof. "Republic Purchase Agreement" has the meaning set forth in Recital E. 12

"Second A&R LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 1, 2015. "Secondary Seller Designee" means CCS-AE2, LLC, a Colorado limited liability company. "Section 4.1(e) Electing Investor" has the meaning set forth in Section 4.1(e)(v). "Seller" has the meaning set forth in Recital A. "Seller Designee" shall mean a Qualified Person designated by the Seller to act as the transferee of the Membership Interests pursuant to Section 3.13. "Seller Desi n~ ee Agreement" has the meaning set forth in Section 3.13(a). "Significant Company Action" has the meaning set forth in Section 11.2. "Site" means that certain property located in Centralia, Washington, on which the Power Plant is located, with the portion of such property licensed pursuant to the Site License Agreement being more particularly described on Exhibit D. "Site License Agreement" means the Production Facility and Coal Yard Site License dated February 10, 2014 among the Company, the Utility and TransAlta Centralia Mining LLC, a Washington limited liability company. "Succeeding Capital Contribution" has the meaning set forth in Section 4.1(fl. "Target Capital Contribution" has the meaning set forth in the Purchase Agreements. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means: (a) any federal, state, local or foreign net income, gross income, gross receipts, windfall, profit, severance, property, production, sales, use, license, occupation, excise, franchise, net worth, employment, payroll, unemployment insurance, social security, welfare, disability, worker's compensation, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (b) any liability for the payment of amounts with respect to payment of a type described in clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement. "Tax Credits" means the credits against federal income Tax available under Section 45 of the Code or any successor provision with respect to sales of Refined Coal to Unrelated Persons, 13 taking into account any limitations imposed under Section 45(e)(8)(B) and (C) of the Code with respect to the calculation of such credits. "Tax Event" means, subject to the proviso below, any one of the following: (a) any repeal of the Code or any amendment or partial or complete repeal of Section 45 of the Code, (b) a statement by the chairperson of the House Ways and Means Committee or Senate Finance Committee, Speaker of the House, House Majority Leader, Senate Majority Leader or President of the United States of America (including senior staff of the executive office of the President speaking for the President) proposing to deny, reduce or repeal. Tax Credits for refined coal, (c) the passage by the House Ways and Means Committee, the Senate Finance Committee, the House of Representatives or the Senate of a bill that, if enacted, would deny, reduce or repeal Tax Credits for refined coal, (d) the revelation in connection with any request for a private letter ruling, determination letter or pre-filing agreement that the IRS does not believe (i) the Refined Coal qualifies for Tax Credits, or (ii) the Company is entitled to such Tax Credits, (e) the revocation of any Private Letter Ruling, provided that the revocation is no longer eligible for appeal, review or modification through administrative proceedings or otherwise, (~ the Refined Coal fails to continue to qualify as "refined coal" pursuant to Section 45 of the Code or the IRS Guidance as then in effect, (g) the announcement by the Treasury Department or IRS during any year that there will be a phase-out of Tax Credits pursuant to Section 45(e)(8)(B) of the Code for such year, (h) the adoption of a, or the issuance of any proposed, Federal Tax Rule the effect of which is (or, upon adoption, would be) the disallowance of Tax Credits (or the carryback or carryforward rules in respect thereof , (i) the issuance by the IRS of any (i) Notice of Proposed Adjustment (Form 5701), (ii) 30- or 60-day letter containing an examination report, or (iii) other written document, in the case of (i), (ii) or (iii) that reduces ar proposes the reduction of the Tax Credits on the Refined Coal allocated to the Member receiving such document, (j) the beginning of the first taxable period in which the maximum rate of federal income Tax payable by corporations is reduced, or (k) any combination of the foregoing; 14 provided that the effect of the events described in (g), (h), (i), (j) or (k) reduces or proposes the reduction of the value of the Tax Credits allocated to any Member (as to the events described in (g), (h), (j) or (k)) or the Member receiving such document (as to the events described in (i)) by more than 20 percent, where the value of the Tax Credits is the maximum rate of federal income Tax payable by corporations multiplied by the Tax Credits allocated to such Member and the reference value for calculation of such 20 percent is determined based on the maximum rate of federal income Tax payable by corporations on the Acquisition Date. As an example and not in limitation of the foregoing, if the maximum rate of federal income Tax payable by corporations is reduced from 35 percent (as of the Acquisition Date) to 31.5 percent and a Notice of Proposed Adjustment (Form 5701) proposes to reduce the Tax Credits on the Refined Coal allocated to the receiving Member by 11.25 percent, a Tax Event will have occurred because the combination of the event described in (j) and (i) has resulted in a reduction of the value of the Tax Credits on the Refined Coal by more than 20 percent. "Tax Event Member Termination Notice" has the meaning specified in Section 8.2(c). "Tax Matters Partner" has the meaning set forth in Section 7.7(b). "Tax Proceeding" has the meaning set forth in Section 7.7(b). "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules) for any Taxable period ending on or after the Acquisition Date, including any information return, claim for refund, amended return or declaration of estimated Tax. "Technology License Agreement" means the Technology License Agreement dated as of July 27, 2012 between the Technology Licensor and the Technology Sublicensor. "Technology Licensor" means ADA-ES Inc., a Colorado corporation. "Technology Sublicense A rem ement" means the Technology Sublicense Agreement dated December 2, 2013 between the Technology Sublicensor and the Company. "Technology Sublicensor" means Clean Coal Solutions, LLC, a Colorado limited liability company. "TEFRA" has the meaning set forth in Section 3.11. "Ton" means 2,000 pounds avoirdupois weight. "Tonnage Amount" means, with respect to any Quarter and with respect to a given Member, the product of (a) the product of (i) the Per Ton Amount multiplied by (ii) the number of Tons of Refined Coal produced and sold by the Company from the Facility to Unrelated Persons during such Quarter, multiplied by (b) a Member's percentage Membership Interest (expressed as a percentage rounded to five decimal places). "Transfer" has the meaning set forth in Section 10.1. 15

"Treasury Regulations" or "Treas. Rey." means the regulations promulgated under the Code. "Unrelated Person" means any Person that is not a Related Person. "Unrefined Coal" has the meaning given to such term in the Refined Coal Sale Agreement. "Utility" means TransAlta Centralia Generation LLC, a Washington limited liability company. "Utility Suspension Event" has the meaning given such term in the Refined Coal Sale Agreement. "Variable Costs" means all liabilities, costs and expenses of the Company other than labor costs (including employee benefits and payroll taxes) and insurance costs. "Variable Cost Per Ton" means the Variable Costs incurred by the Company during such Fiscal Year, divided by the number of Tons of Refined Coal produced and sold by the Company from the Facility to Unrelated Persons during a given Fiscal Year. "Variable Cost Per Ton Estimate" means the Variable Costs anticipated to be incurred by the Company during such Fiscal Year, divided by the number of Tons of Refined Coal anticipated to be produced and sold by the Company from the Facility to Unrelated Persons during a given Fiscal Year. "Variable Cost Per Ton Target" means $2.60, as adjusted for inflation for each Fiscal Year after 2016 using the annual percentage change for the previous Fiscal Year in the Consumer Price Index published by the Bureau of Labor Statistics. "Variable Payment" has the meaning set forth in the Purchase Agreements. "Working Capital Needs" means amounts required to fund all expenses incurred by the Company in the operation, management and maintenance of the Facility in order to produce refined coal, including the costs of labor, permits, insurance, "redetermination" compliance, the proprietary chemical additives, payments under the Project Documents, the Management Fee, applicable state and local taxes, and the costs associated with any decommissioning or relocation of the Facility. Section 1.2 Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires: (a) words of either gender include the other gender; (b) words using the singular or plural also include the plural or singular, respectively; (c) the terms "hereof," "herein," "hereby," "hereto" and similar words refer to this entire Agreement and not any particular Article, Section, Clause, Exhibit, Appendix or Schedule or any other subdivision of this Agreement; (d) references to "Article," "Section," "Clause," "Exhibit," "Appendix" or "Schedule" are to the Articles, Sections, Clauses, Exhibits, Appendices and Schedules, respectively, of this Agreement; (e) the words "include" or "including" shall be deemed to be 16 followed by "without limitation" or "but not limited to" whether or not they are followed by such phrases or words of like import; (~ the word "or" is not exclusive; and (g) references to "this Agreement" or any other agreement or document shall be construed as a reference to such agreement or document, including any Exhibits, Appendices, Attachments and Schedules thereto, as amended, modified or supplemented and in effect from time to time. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action under this Agreement is required to be taken on a day that is not a Business Day, the time for performance of such action shall be extended until the next succeeding Business Day. All references to a time of day in this Agreement refer to such time of day in Denver, Colorado. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as in effect on the Acquisition Date. ARTICLE II FORMATION; OFFICES; TERM Section 2.1 Formation and Continuation of the Company. The Company was formed on August 12, 2013, by virtue of the filing of its Articles of Organization with the Secretary of State of the State of Colorado. The Members hereby acknowledge the continuation of the Company as a limited liability company pursuant to the Act. This Agreement is effective as of the Effective Date and supersedes and replaces entirely any and all prior agreements governing the operations of the Company and the rights and obligations of its Members, including the Second A&R LLC Agreement. The rights and obligations of the Members shall be as provided in the Act, except as otherwise provided herein. Section 2.2 Name Office and Registered Agent• (a) The name of the Company shall be "RCM6, LLC" or such other name or names as maybe agreed to by the Members from time to time. The initial principal office of the Company is located at 5251 DTC Parkway, Suite 825, Greenwood Village, CO 80111. The Manager may at any time change the location of such office to another location, provided that the Manager gives prompt Notice of any such change to all Members and the registered agent of the Company. (b) The registered agent address of the Company in the State of Colorado is located at 5251 DTC Parkway, Suite 825, Greenwood Village, CO 80111. The registered agent of the Company for service of process at such address is James Zerefos. The registered agent address and registered agent may be changed by the Manager at any time in accordance with the Act, provided that the Manager gives prompt Notice of any such change to all Members. The registered agent's primary duty as such is to forward to the Company at its principal office and place of business any notice that is served on it as registered agent. The Manager will instruct the registered agent to provide copies of all such notices to each Member. Section 2.3 Purpose. The sole purpose of the Company is to (a) own, operate, maintain, finance, dispose of and otherwise deal with the Facility, and (b) produce and sell Refined Coal to Unrelated Persons and procure necessary feedstock, other raw materials and related services and products pursuant to the Project Documeizts. The Company may engage in 17 any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with or convenient or incidental to, the accomplishment of such purpose, so long as such activities and contracts may be lawfully carried on or performed by a limited liability company under the laws of the State of Colorado. Section 2.4 Term. The term of the Company commenced on August 12, 2013, and shall continue until December 31, 2022, unless earlier terminated in accordance with ~ectinn 1 1 _1 Section 2.5 Organizational and Fictitious Name Filings; Protection of Limited Liability. The Manager shall cause the Company to register as a foreign limited liability company and file such fictitious or trade names, statements or certificates in such jurisdictions and offices as necessary or appropriate for the conduct of the Company's operation of its business. The Manager may take any and all other actions as maybe reasonably necessary or appropriate to perfect and maintain the status of the Company as a limited liability company under the laws of Colorado and any other state or jurisdiction other than Colorado in which the Company engages in business and continue the Company as a limited liability company and to protect the limited liability of the Members as contemplated by the Act. Section 2.6 No Partnership Intended. Other than for purposes of determining the status of the Company under the Code and the applicable Treasury Regulations and under any applicable state, municipal or other income Tax Law or regulation, the Members intend that the Company not be a partnership, limited partnership or joint venture and this Agreement shall not be construed to suggest otherwise. ARTICLE III RIGHTS AND OBLIGATIONS OF THE MEMBERS Section 3.1 Members; Membership Interest. The Company shall have as Members only those Persons who are Qualified Persons and as may be properly admitted as Members pursuant to and in accordance with the terms hereof. Each of the Current Members represents and warrants to the Company that it is a Qualified Person as of the Effective Date. The name, address, and percentage Membership Interest that each Member's Membership Interest represents as of the Effective Date shall each be as shown on Exhibit B. The Manager, without the consent of any other Person, is hereby authorized to, and shall, update Exhibit B from time to time as necessary to reflect accurately the information therein. Any reference in this Agreement to Exhibit B shall be deemed to be a reference to Exhibit B as amended and in effect from time to time. If a Member transfers all of its Membership Interest to another Person pursuant to and in accordance with the terms hereof, the transferor shall automatically cease to be a Member. The Membership Interests are not certificated. Section 3.2 Meetings. (a) Except as otherwise permitted by this Agreement, all actions of the Members shall be taken at meetings of the Members which (i) may be called by the Manager for any reason and at any tin7e, and (ii) shall be called by the Manager within ten Business Days 18 following the written request of a Member or Members holding at least 40 percent of the outstanding Membership Interests. A meeting of Members shall be held each year within ten Business Days after the proposed operating budget for the following Fiscal Year is delivered to the Members pursuant to Section 9.1. The Members may conduct at such meeting any Company business that is permitted under the Act or this Agreement. Meetings shall be at a reasonable time and place. Accurate minutes of any meeting shall be taken and filed with the minute books of the Company. Following each meeting, the minutes of the meeting shall be sent to the Manager and each Member. (b) With respect to meetings of the Members, the presence in person or by proxy of (i) Members owning at least 51 percent of the aggregate Membership Interests (excluding the Membership Interests of any Member that is then a Defaulting Member hereunder) shall constitute a quorum for purposes of transacting business at any meeting of the Members. Except with respect to those matters for which a different Member voting or approval percentage is provided for in this Agreement, with respect to any matters required or permitted to be voted upon by the Members, the affirmative vote of a Member or Members holding at least 51 percent of the outstanding Membership Interests (excluding the Membership Interests of any Member that is then a Defaulting Member hereunder) shall be required to approve any such matter, in addition to any other approval required by the Act. Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment so that all persons participating in the meeting can hear each other or by any other means permitted by Law. Such participation shall constitute presence in person at such meeting. (c) Notice stating the place, day and hour of the meeting of the Members, and the purpose or purposes for which the meeting is called, shall be delivered either personally, via facsimile or by mail, by or at the direction of the Manager, to each Member of record entitled to vote at such meeting not less than five Business Days nor more than 30 days prior to the meeting. Notwithstanding the foregoing, meetings of the Members maybe held without Notice so long as all the Members are present in person or by proxy. (d) Any action may be taken by the Members without a meeting if such action is authorized or approved by the written consent of the Members holding not less than the minimum number of Membership Interests that would be necessary to authorize or take such action at a meeting of the Members. In no instance where action is authorized by written consent pursuant to this Section 3.2 need a meeting of Members be called or noticed, however, Notice of the action taken by written consent must be sent promptly to those Members who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof and all actions by written consent shall be filed with the minute books of the Company. Section 3.3 Management Ri lg Its. Except as otherwise provided herein, and for the avoidance of doubt, except when acting in its capacity as the Manager pursuant hereto, no Member shall have any right, power or authority to take part in the management or control of the business of, or transact any business for, the Company, to sign for or on behalf of the Company or to bind the Company in any manner whatsoever. No Member shall hold out or represent to any third party that any Member-, except the Manager acting in its capacity as such pursuant l9 hereto, has any such power or right or that any Member is anything other than a member in the Company. A Member shall not be deemed to be participating in the control of the business of the Company by virtue of its possessing or exercising any rights set forth in this Agreement or the Act or any other agreement relating.to the Company. Section 3.4 Other Activities. Notwithstanding any duty otherwise existing at Law or in equity, any Member or Manager and their respective Affiliates may engage in or possess an interest in or manage or otherwise participate in, other business ventures of every nature and description, independently or with others, even if such activities compete directly with the business of the Company, and (a) neither the Company nor any of the Members shall have any rights by virtue of this Agreement in and to such other business ventures or the profits derived from them and (b) no Manager or Member shall be liable to the Company, for breach of any duty (contractual or otherwise), including without limitation fiduciary duties, by reason of any such activities or of such Person's participation therein. In the event the Manager or any Member acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, no Manager or Member shall have any duty (contractual or otherwise), including without limitation fiduciary duties, to communicate, present or offer such corporate opportunity to the Company and shall not be liable to the Company for breach of any duty (contractual or otherwise), including without limitation fiduciary duties, by reason of the fact that such Manager or Member or any of their Affiliates directly or indirectly pursues or acquires such opportunity for itself or directs such opportunity to another Person, even though such corporate opportunity maybe of a character that, if presented to the Company, could be taken by the Company. The Company hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by the Manager or any Member to the fullest extent permitted by law, and the Company and each Member hereby waives any claim against the Manager and each other Member based on the corporate opportunity doctrine, any alleged unfairness to the Company or such Member or otherwise that would require any Manager or Member to offer any opportunity relating thereto to the Company. Notwithstanding the foregoing, nothing in this Section 3.4 shall exculpate the Manager or any Member from any willful misconduct, willful misuse of information that is proprietary to the Company or breach of its obligation to maintain as confidential or proprietary any information that is confidential or proprietary to the Company. Section 3.5 No Right to Withdraw. Except as otherwise provided in this Agreement, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company without the prior written consent of all remaining Members of the Company, in their sole and absolute discretion. Section 3.6 Limitation of Liability of Members. Each Member's liability shall be limited as set forth in the Act and other applicable Law. Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company. Section 3.7 No Deficit Restoration Obli atg ion. Except to the extent otherwise provided by Law with respect to third party creditors of the Company, none of the Members 20 shall be liable to the Company, to the other Members, to the creditors of the Company or to any other Person for or on account of any deficit in its Capital Account, and any such deficits shall not constitute or be deemed assets or property of the Company. Section 3.8 Company Property; Membership Interests. All property owned by the Company, whether real or personal, tangible or intangible and wherever located, shall be deemed to be owned by the Company and no Member, individually, shall have any ownership of such property. The Membership Interests shall constitute personal property. Section 3.9 Retirement Resignation Expulsion, Bankruptcy or Dissolution of a Member. The retirement, resignation, expulsion, Bankruptcy or dissolution of a Member shall not, in and of itself, dissolve the Company. The personal representative of the bankrupt Member shall, for the purpose of settling the estate, have all of the rights of such Member, including the same rights and subject to the same limitations that such Member would have had under the provisions of this Agreement to Transfer its Membership Interest. The personal representative of a Member shall not become a substituted Member except as provided in this Agreement. Notwithstanding the foregoing, any assignee of a Membership Interest in accordance with an Involuntary Transfer shall become a Member with respect to the transferred Membership Interest as of the effective time of such Involuntary Transfer as specified in this Agreement or the Purchase Agreement, as applicable. Section 3.10 Covenant Re ag rdin~ Sales to Related Persons. The Manager will give Notice to each Member prior to the Company selling Refined Coal to any Person other than the Utility. In order to ensure that the Company will not sell Refined Coal to any "related person," for purposes of Section 45(e)(4) of the Code (a "Related Person"), each Member, on behalf of itself and its Affiliates, covenants that it and they will not (i) buy Refined Coal, (ii) hold an ownership interest in the Company or (iii) hold an ownership interest in any Person to which the Company sells Refined Coal (provided that with respect to clause (iii) and in the case of the Investors, the Manager shall have, prior thereto, given the Investors Notice that sales are being made to such Person as provided in the first sentence of this Section 3.10), if its or their actions under clause (i), (ii) or (iii) would cause the Company to sell Refined Coal to a Related Person. If a Member, or one of its Affiliates, breaches the covenant in the preceding sentence, the Manager may, and at the election of a Member or Members holding at least 40 percent of the outstanding Membership Interests, shall (in addition to and without limiting rights and other remedies of the Members and the Company hereunder or at Law or in equity) elect to cause the breaching Member to transfer such Member's Membership Interest in the Company to the Seller Designee so that such Member's Membership Interest in the Company is reduced to the extent necessary so that the Company will not be deemed to have sold Refined Coal to a Related Person. Any such transfer will be effective upon the Manager's Notice of Involuntary Transfer to the breaching Member without any further action on the part of such Member. Each Member hereby constitutes and appoints the Seller and the Manager, as his, her or its true and lawful agent and attorney-in-fact, to amend Exhibit B to this Agreement and to execute and deliver an assignment or other instrument or conveyance on behalf of such Member as the Seller or the Manager may reasonably deem to be necessary or appropriate in order to effectuate the provisions of the preceding sentence of this Section 3.10. The foregoing power of attorney is 2l irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, Bankruptcy or termination of any Member and the Involuntary Transfer of all or any portion of his, her or its Membership Interests and shall extend to such holder's heirs, successors, assigns and personal representatives. Section 3.11 Covenant Re~ardin~ TEFRA. In order to ensure that the Company will not be treated as a partnership to which the provisions of Sections 6221 through 6234 of the Code, inclusive ("TEFRA"), apply, each Member covenants that it will not take any action that would cause the Company to be treated as a partnership to which TEFRA applies, including (if such Member is a limited liability company) filing any election to be treated as a partnership or a disregarded entity for federal tax purposes or converting from a corporation to another form of Person unless, in such conversion, the Member elects to be treated as an association taxable as a corporation for federal tax purposes. If a Member breaches, or one of its Affiliates causes such Member to breach, the covenant in the preceding sentence, the Manager shall (in addition to and without limiting rights and other remedies of the Members and the Company hereunder or at Law or in equity) automatically, without the need of the Manager or such breaching Member to take any further action, be deemed to have elected to cause the breaching Member to transfer such breaching Member's Membership Interest in the Company to the Seller Designee so that such Member is no longer a Member of the Company. Any such transfer will be effective as of the time the breach of this Section 3.11 occurs, without any further action on the part of such Member and without any requirement of advance Notice by the Manager. Each Member hereby constitutes and appoints the Seller and the Manager, as his, her or its true and lawful agent and attorney-in-fact, to amend Exhibit B to this Agreement and to execute and deliver an assignment or other instrument or conveyance on behalf of such Member as the Seller or the Manager may reasonably deem to be necessary or appropriate in order to effectuate the provisions of the preceding sentence of this Section 3.11. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, Bankruptcy or termination of any Member and the Involuntary Transfer of all or any portion of his, her or its Membership Interests and shall extend to such holder's heirs, successors, assigns and personal representatives. Section 3.12 Involuntary Transfer. Notwithstanding anything herein to the contrary, at the effective time of the Involuntary Transfer of a breaching Member's or Defaulting Member's Membership Interest, (i) such breaching Member or Defaulting Member will cease to be a Member and will have no further obligations under this Agreement, including such Member's obligations to make Capital Contributions under this Agreement (and the obligations of such breaching Member's or Defaulting Member's Investor Guarantor with respect to Capital Contributions under its Investor Guarantee will cease), except for those obligations and liabilities accrued through the effective date of the Involuntary Transfer or relating to any Fiscal Year or portion thereof prior to such date, (ii) the breaching Member or Defaulting Member shall be deemed to have made the Reconveyance Representations and Warranties to the Seller Designee and the Company and (iii) the breaching Member or Defaulting Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are reasonably necessary or useful as reasonably requested by the Manager or the Seller Designee to effectuate the transfer of the breaching Member's or Defaulting Member's Membership Interest 22

and applicable Purchase Agreements. Each Member hereby constitutes and appoints the Seller and the Manager, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute and deliver (i) an assignment or other instrument of conveyance on behalf of such Member and (ii) all such certificates and other instruments and all amendments thereof on behalf of such Member as the Seller and the Manager may reasonably deem to be necessary or appropriate in order to effectuate an Involuntary Transfer. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, Bankruptcy, or termination of any Member and the Transfer of all or any portion of his, her or its Membership Interests and shall extend to such holder's heirs, successors, assigns and personal representatives. For the avoidance of doubt, an Involuntary Transfer will be effective at the time specified in Section 3.10, Section 3.11 or Section 4.4(b), or in Section 9.1 of the Purchase Agreement, as applicable, whether or not any of the additional documents contemplated by this Section 3.12 or by such other Sections are executed by a Member or by the Seller or the Manager pursuant to a power of attorney granted to them. Section 3.13 Seller Designee. (a) During the term of this Agreement, the Seller shall be required,.pursuant to the terms of each Purchase Agreement, to designate a Qualified Person (the "Seller Designee") to act as the transferee of any Membership Interests transferred by a Member in connection with an Involuntary Transfer. The Seller Designee shall initially be CCS-AE; provided, that if it is the Membership Interest of CCS-AE that is subject to an Involuntary Transfer, the Seller Designee for such Membership Interest shall be the Secondary Seller Designee. Each of CCS-AE and the Secondary Seller Designee has executed and delivered to the Company and each Member, a Seller Designee Agreement in the form of Exhibit F to this Agreement (a "Seller Desi _ ee Agreement"). If at any time the Person then designated as the Seller Designee ceases to be a Qualified Person, the Secondary Seller Designee shall automatically become the Seller Designee. (b) CCS-AE shall be permitted to name a new Seller Designee that is a Qualified Person upon written Notice to the Manager, provided, however, that before the nomination of any new Seller Designee shall be effective, the new Seller Designee must execute and deliver to the Company and each Member a Seller Designee Agreement. Section 3.14 Covenant Re aiding Tax-Exempt Use Property. Each of the Members. represents and warrants that its participation as a Member of the Company will not cause any part of the assets of the Company to be characterized as "tax-exempt use property" within the meaning of Section 168(h) of the Code. Section 3.15 Right to Observe and Inspect and Consult with Company Professionals and Contractors. Each Member shall have the right during normal business hours to have its agents and employees present to observe the operation of the Facility in order to confirm compliance with the Operating Protocols. In addition, each Member (a) shall be provided 24/7 access to any online resources that may be set up to track information regarding the Facility, including the operation and performance of the Facility and (b) shall be e-mailed a daily report 23 from the Company specifying the estimated number of Tons of Refined Coal and Unrefined Coal produced in the 24 hour period preceding the time of such report and such other operational information as the Company prepares on a daily basis. Such daily reports shall be e-mailed to each Member at the e-snail addresses specified on Exhibit B for such Member. The Company shall initially retain Sargent &Lundy, LLC (which maybe replaced only with an independent engineering firm acceptable to the Manager and approved in writing by a Member or Members holding at least 51 percent of the outstanding Membership Interests), which firm shall (i) review and report to the Members on the installation of the Facility at the Power Plant, and (ii) periodically (but not less than every six months) inspect and report to the Members on the operations of the Facility). Each Member and its Representatives shall have the right to be present at any inspections by such engineering firm. The Manager shall direct Sargent &Lundy, LLC to include in such reports such information as maybe reasonably requested by any Member. In addition, the Manager shall authorize the Energy &Environmental Research Center, Sargent &Lundy, LLC and the Accounting Firm (as well as such other Company professionals as a Member shall hereafter reasonably request) to meet with and speak directly with a Member and its Representatives and to provide directly to any Member and its Representatives such information as they shall reasonably request regarding the Company, the Facility, and the Company Business. A Member shall notify the Manager in advance regarding any meetings or telephone calls scheduled by such Member with Company professionals as contemplated by this Section 3.15 and the Manager may elect to participate in any such scheduled meetings or calls. Each Member shall provide the Manager with copies of all written communications and information received by such Member pursuant to the exercise of its rights under this Section 3.15. Section 3.16 Limited Withdrawal Rights• A Member (other than CCS-AE) may elect to withdraw from the Company, by giving written Notice to the Manager to such effect, and abandon its Membership Interest at any time after January 1, 2022 to the extent that the Company continues to operate after December 31, 2021. Any such withdrawal shall be effective as of the date such Notice is given. Any Member so electing shall remain responsible for its share of the costs of the Company attributable to the production of Refined Coal resulting in the allocation of Tax Credits to such Member through the effective date of such withdrawal. Upon the withdrawal of a Member, such Member's percentage interests in income, gain, deduction, loss and credits of the Company and Capital Account shall automatically transfer to the other Members pro rata in accordance with their Membership Interests; provided, however, that any remaining Member may decline to have its percentage interest. in income, gain, deduction, loss and credits of the Company and Capital Account increased, in which event, such percentage increase and Capital Account shall be allocated and transferred to the Seller Designee. In the event of any such withdrawal, Exhibit B shall be adjusted accordingly. ARTICLE IV CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS Section 4.1 Capital Contributions. (a) Reserved. 24

(b) Subject to Sections 4.1(e), 4.1 ,and 4.1 ,the Members acknowledge and agree that the continuing operation of the Facility will require Monthly Capital Contributions. On the Acquisition Date, the Members made the Initial Quarterly Capital Contributions to the Company in an aggregate amount equal to the sum of (i) the estimated Working Capital Needs of the Company to be incurred during the first Quarter of Fiscal Year 2014 on and after the Acquisition Date, (ii) the Initial Coal Inventory Amount and (iii) the Initial Working Capital Reserve, on a pro rata basis in accordance with their respective Membership Interests. The Manager will submit to each Member, no later than the tenth day of each Month, beginning with April 2015, a written schedule (the "Capital Contribution Schedule") setting forth the Monthly Capital Contributions for each Member equal to its pro rata share (determined in accordance with the last sentence of this Section 4.1(b)) of the amount required to satisfy the estimated Working Capital Needs of the Company to be incurred during such Month in accordance with the Approved Budget, increased or decreased, as applicable, by an amount equal to the difference between the actual Working Capital Needs of the Company for the preceding Month and the estimated Working Capital Needs of the Company for the preceding Month on which the Monthly Capital Contributions with respect to such Month were based; provided, that the adjustment to the Monthly Capital Contribution for April 2015 wi11 instead be made in accordance with the next sentence. The Capital Contribution Schedule will also identify any amounts that are being requested to fund liabilities, costs or expenses not contemplated by the Approved Budget as then in effect (including any amendments to the Approved Budget made in accordance with Article IX). With respect to April 2015, the Monthly Capital Contribution will be increased or decreased, as applicable, by an amount equal to the difference between the actual Working Capital Needs of the Company for the preceding Quarter and the estimated Working Capital Needs of the Company for the preceding Quarter on which the Capital Contributions with respect to such Quarter were based. Each Capital Contribution Schedule shall take into account (i) any scheduled plant outages, (ii) any Producer Suspension Event or Utility Suspension Event ongoing at the time such Capital Contribution Schedule is delivered (and shall assume such event will continue for the applicable Month except to the extent it is known that production will resume during such Month), and (iii) any Monthly Capital Contributions received by the Company with respect to a Month during which production was suspended after such Monthly Capital Contributions were requested by the Company. If (x) any event described in clauses (i), (ii) or (iii) of the preceding sentence occurs with respect to a Month (the "Overlaid Month"), (y) the estimated Working Capital Needs of the Company for the Overpaid Month on which the Monthly Capital Contributions with respect to the Overpaid Month were based were greater than the actual Working Capital Needs of the Company for the Overpaid Month (the amount by which such estimated Working Capital Needs exceeded such actual Working Capital Needs being referred to as the "Excess Capital Contribution Amount"), and (z) the Excess Capital Contribution Amount is greater than the estimated Working Capital Needs specified in the Capital Contribution Schedule for the Month succeeding the Overpaid Month (the "A~plicable Month"), then the Manager shall return to the Members an amount equal to the Excess Capital Contribution Amount minus such estimated Working Capital Needs for the Applicable Month, which amount shall be paid to the Members in proportion to their percentage Membership Interests for the Overpaid Month contemporaneously with the submission of the Capital Contribution Schedule for the Applicable Month. Subject to Sections 4.1(e), 4.1 and 25

4.1(~}, each Member shall pay its pro rata share of the called Capital Contributions based on its percentage Membership Interest. (c) Subject to Sections 4.1(e), 4.1 and 4.1 , on or before each Monthly Payment Date, each Member shall contribute to the capital of the Company an amount in immediately available funds equal to such Member's Monthly Capital Contribution as set forth in the Capital Contribution Schedule pursuant to Section 4.1(b). (d) [Intentionally Omitted] (e) (i) As of the first Business Day following delivery of a Tax Event Member Termination Notice, no Members shall have any obligation to make Monthly Capital Contributions until the earlier of such time, if any, as the Company is authorized by the Members to resume production of Refined Coal in accordance with Section 8.2(b) hereof or, if the Company delivers an Option Notice pursuant to Section 11.2 in respect of such Tax Event Member Termination Notice, such time as the Company has completed the purchase of all Electing Members' Membership Interests in accordance with Section 11.2. (ii) If a Low Volume Member Termination Notice is delivered, then as of the 90 h` day following delivery of such Low Volume Member Termination Notice, no Members shall have any obligation to make Monthly Capital Contributions until, if the Company delivers an Option Notice pursuant to Section 11.2 in respect of such Low Volume Member Termination Notice, such time as the Company has completed the purchase of all Electing Members' Membership Interests in accordance with Section 11.2. (iii) If the Company's Working Capital Needs for a given Month exceed the sum of one-third of the Fixed Payments for the Quarter that includes such Month and the Monthly Capital Contributions for such Month and the Manager has not provided assurances reasonably satisfactory to the Members that the Company is capable of reducing the Company's Working Capital Needs during the succeeding Month to an amount that is not in excess of such sum, then on or before the next Monthly Payment Date following the end of the Month during which such event occurred, a Member or Members holding not less than 40 percent of the outstanding Membership Interests may give the Manager Notice of its or their election not to make its Monthly Capital Contribution otherwise due on such next Monthly Payment Date and upon delivery of such Notice, no Members shall be required to make a Monthly Capital Contribution on such next Monthly Payment Date. (iv) Notwithstanding any other provision of this Agreement to the contrary, in no event is any Member required to make Monthly Capital Contributions with respect to liabilities, costs or expenses that are not contemplated by the Approved Budget as then in effect (including any amendments to the Approved Budget made in accordance with Article IX). If a Member elects not to make all or a portion of a Monthly Capital Contribution on such basis, it will deliver Notice to the Manager of such election on or before the Monthly Payment Date for such Monthly Capital Contribution. 26

(v) As to any Month for which the Members pursuant to Section 4.1(e)(iL(ii), (iii or (ivy have no obligation to make Monthly Capital Contributions, then with respect to each Investor who elects not to make all or a portion of its Monthly Capital. Contribution (each such Investor, a "Section 4.1(,e~ Electing Investor"), CCS-AE shall have the option (but not the obligation) to make the Monthly Capital Contribution or portion thereof that would have been made by the Section 4.1(e) Electing Investors for such Month but for such election, and, to the extent so made by CCS-AE (and notwithstanding anything in this Agreement to the contrary), the Section 4.1(e) Electing Investors' allocable share of all distributions and allocations of items of Company income, gain, credits (including Tax Credits), deductions and losses for such Month for the portion of the 1Vlonthly Capital Contribution made by CCS-AE will be distributed and allocated to CCS-AE. As to any Month for which CCS-AE does not exercise its option to make Monthly Capital Contributions pursuant to the preceding sentence, any other Member shall have the option (but not the obligation) to make the Monthly Capital Contributions that would have been made by the Section 4.1(e) Electing Investors for such Month but for such election, and, to the extent so made by such other Member (and notwithstanding anything in this Agreement to the contrary), the Section 4.1(e) Electing Investors' allocable share of all distributions and allocations of items of Company income, gain, credits (including Tax Credits), deductions and losses for such Month will be distributed and allocated to the Members making the Monthly Capital Contributions that would have been made by the Section 4.1(e) Electing Investors for such Month. As to any Month for which neither CCS-AE nor any other Member or Members exercises the option to make Monthly Capital Contributions pursuant to the preceding provisions of this Section 4.1(e)(v), the Manager shall reduce, curtail or stop production if so requested by a Section 4.1(e) Electing Investor. (vi) Notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of an event of dissolution of the Company pursuant to Section 11.1, no Member shall have any obligation to make additional Capital Contributions to the Company, except for any obligation to make additional Capital Contributions accrued through the date of occurrence of such event of dissolution (subject, for the avoidance of doubt, to any other applicable limitations in this Section 4.1 or elsewhere in this Agreement). (~ If an Investor, in good faith, disputes the amount of any Monthly Capital Contribution required to be made hereunder, then such Investor shall notify the Manager and the other Members, and in such event, the Manager and the disputing Investor shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement. If the dispute is not resolved within ten Business Days of notification of the dispute, the disputing Investor shall pay, on or before the Monthly Payment Date, the full amount of any Monthly Capital Contribution. Thereafter, in the case of any disputes regarding calculations, the Manager and the disputing Investors shall mutually select and instruct an Accounting Firm to calculate the amount of such Monthly Capital Contribution required; provided, however, that if the Manager and the disputing Investors are unable to agree on the Accounting Firm to be selected for such purpose, then the Manager and the disputing Investors holding at least 51 percent of the outstanding Membership Interests as compared to all other disputing Investors shall name an accounting Firm within five Business Days thereafter and instruct those named accounting firms to name an independent firm of certified public 27 accountants within five Business Days after they are named. In the case of any disputes regarding operational or other matters, the Manager and the disputing Investors shall instruct an independent expert, mutually agreed upon by them, to resolve such dispute. In the case of a dispute subject to resolution by an independent expert, if the Manager and the disputing Investors do not mutually agree on an expert to resolve the dispute within ten Business Days, then the Manager and the disputing Investors holding at least 51 percent of the outstanding Membership Interests as compared to all other disputing Investors shall name an independent expert within five Business Days thereafter and instruct those named experts to name a Person to serve as the expert for purposes of resolving the dispute within five Business Days after they are named. If a Person entitled to name an accounting firm or expert within the time period specified above does not timely do so, then the accounting arm or expert named by the other Person or Persons entitled to name an accounting firm or expert shall either name the accounting firm or expert for purposes of resolving such dispute or if there is only one Person remaining who is entitled to name such accounting firm or expert, the Person named by such remaining Person shall be the Accounting Firm or expert for purposes of resolving such dispute. The determination of the Accounting Firm or independent expert selected as described in this Section 4.1(fl shall be binding on the Company, the Manager and the Members, absent manifest error. Within five Business Days following final resolution of any such dispute, the Company shall pay to the disputing Investor and the other Members any amount that is determined to be owed to such Investor or other Members pursuant to the preceding sentence. Notwithstanding the foregoing, if any dispute regarding a Monthly Capital Contribution remains unresolved as of any Monthly Payment Date following the Monthly Payment Date for the contribution in dispute (collectively, the "Succeeding Capital Contribution"), then the disputing Investor shall be entitled to withhold from the Succeeding Capital Contribution the amount in dispute and any amount of any Succeeding Capital Contribution in dispute that relates to the same issue or matter that was in such dispute. In such case, within five Business Days following final resolution of any such dispute, the disputing Investor shall pay to the Company any amount that is determined to be owed by such Investor pursuant to the determination of the Accounting Firm or independent expert selected as described in this Section 4.1(x. (g) In the event that the Company has or incurs or suffers any expenses, losses or liabilities related to or attributable to periods prior to the Acquisition Date for which the Seller is required to indemnify each Investor under the terms of Section 8.4 of each Purchase Agreement, no Investor shall have an obligation to make any Capital Contributions to fund any such expense, loss or liability (and no Capital Contributions made by any Investor shall be used to pay any such expense, loss or liability) unless and to the extent such Investor is indemnified for the amount of its Capital Contribution relating to such costs, expenses and liabilities by the Seller pursuant to Section 8.4 of each Purchase Agreement. For the avoidance of doubt, this Section 4.1(g) shall not apply to normal operating items, such as expenses relating to chemical additives, coal, or other inventory and supplies owned by the Company on the Acquisition Date or to any accounts payable relating thereto. (h) Except as provided in Sections 4.1 and 4~4, no other Capital Contributions or Monthly Capital Contributions shall be required or permitted from any Member unless all of the Members consent thereto in writing. 28

Section 4.2 Capital Contribution Schedule. Each Capital Contribution Schedule issued pursuant to Section 4.1 shall be accompanied by a report that shall contain the following information: (a) The total amount of Monthly Capital Contributions requested from all Members including the true-up of the actual Working Capital Needs of the Company for the preceding Month to the Monthly Capital Contributions made by the Members for the preceding Month or, in the case of the Monthly Capital Contributions for April 2015, the true-up described in Section 4.1(b); (b) The Estimated Monthly Tonnage Amount for such Month; and (c) The amount of the Monthly Capital Contribution requested from the Member to whom the request is addressed, in accordance with Section 4.1 (as limited by Sections 4.1(e), 4.1 ,and 4.1 ). Section 4.3 Capital Accounts. (a) There shall be established and maintained throughout the full term of the Company in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) for each Member, a capital account (a "Capital Account") which shall be credited with (i) such Member's Capital Contributions (net of liabilities that the Company is considered to assume or take subject to), (ii) allocations of income and gain to such Member pursuant to this Agreement and (iii) without duplication, the amount of any Company liabilities considered to be assumed by such Member. Each Member's Capital Account shall be debited with (i) the amount of cash and the Gross Asset Value of other property distributed to such Member (net of liabilities that such Member is considered to assume or take subject to), (ii) allocations of deductions and losses to such Member pursuant to this Agreement and (iii) without duplication, the amount of any liabilities of such Member considered to be assumed by the Company. (b) If all or a portion of a Membership Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so Transferred. (c) The provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation. Section 4.4 Defaulted Capital Contributions. (a) If a Member shall fail to pay its required portion of any Monthly Capital Contributions when due and such failure to pay continues for 20 days after receipt of Notice of such failure from the Manager or another Member, such failure to pay shall constitute an event of default (an "Event of Default") and such Member shall thereafter until such default is cured be referred to as a "Defaulting Member"; provided, however, that for the avoidance of doubt, the exercise by a Member of its rights under Sections 4.1(e), 4.1 , or 4.1 shall not constitute an 29

Event of Default or cause the Member to be a Defaulting Member under this Section 4.4. For so long as the Defaulting Member shall have failed to pay its portion of such Capital Contribution as and when required pursuant to Section 4.1, and this Section 4.4(a) (including the applicable cure period), the Defaulting Member's right to vote on matters put before the Members shall be suspended. (b) The Manager shall have~the right (and upon the written request of a Member or Members holding at least 40 percent of the outstanding Membership Interests, the Manager shall exercise such right), upon the occurrence and during the continuation of an Event of Default, to exercise one or more of the following remedies (which remedies shall, in addition to the rights specified in Section 12.15 and Section 12.18, be the sole and exclusive remedies of the Manager, any Member or the Company in respect of an Event of Default): (i) cause the Company to (A) withhold any distributions otherwise payable to such Defaulting Member and use such amounts to offset the amounts due in respect of the defaulted Monthly Capital Contribution obligation (it being acknowledged that a Defaulting Member shall have no further Monthly Capital Contribution obligations with respect to the period following the Involuntary Transfer of its Membership Interest pursuant to Section 4.4 b ii below), with any such amounts deemed to have been distributed to the Defaulting Member and then paid by the Defaulting Member to the Company; and/or (B) sue for the amount due (taking into account amounts received under clause (A) above), in which case the Company shall be entitled to collect reasonable attorneys' fees and all other costs of collection, plus interest on any unpaid Monthly Capital Contributions (taking into account amounts received under clause (A) above) at a rate equal to the short term applicable federal rate compounded Monthly from the date on which the Monthly Capital Contribution was first due until such unpaid amount is paid to the Company; or (ii) elect by providing Notice to the Defaulting Member to cause the Defaulting Member to Involuntarily Transfer all of such Member's Membership Interest in the Company to the Seller Designee, and upon the consummation of such Involuntary Transfer, (1) the Defaulting Member will cease to be a Member and shall have no further rights as a member of the Company; and (2) the Defaulting Member shall have no obligation thereafter to make any Capital Contributions to the Company, except, as to those obligations and liabilities accrued through the date of the Involuntary Transfer. An Involuntary Transfer pursuant to this Section 4.4 will be effective as of the date Notice of the Involuntary Transfer is given by the Manager. Section 4.5 No Third Party Beneficiary. To the full extent permitted by Law, no creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at Law or in equity, it being understood and agreed that the provisions of this Agreement (other than the provisions of Section 8.12) shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and permitted assigns. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor (other than an Investor in its capacity as a creditor) or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or 30 encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. ARTICLE V ALLOCATIONS Section 5.1 Allocations. For purposes of maintaining Capital Accounts, after giving effect to the special allocations set forth in Sections 5.2 and Si3, all items of Company income (including gross income and receipts from the sale of Refined Coal), gain, loss, deduction and credits (including Tax Credits), for each Fiscal Year shall be allocated to the Members pro rata in proportion to their respective Membership Interests. Section 5.2 Allocations Followin~Condemnation, Casualtyetc• All income attributable to Excess Insurance Proceeds shall be allocated to the Members pro rata in accordance with their respective Membership Interests or to CCS-AE to the extent of the amount distributable to the Members or to CCS-AE in accordance with Section 6.4. Section 5.3 Special Allocations. Any allocation pursuant to Section 5.1 or Section 5.2 shall be subject to any adjustment required to satisfy the safe harbor established by Treasury Regulation Section 1.704-1(b). Accordingly, a "qualified income offset" provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), and a "minimum gain chargeback" and a "partner nonrecourse debt minimum gain chargeback" as described in Treasury Regulation Section 1.704-2 are incorporated herein by reference and shall be given effect. Notwithstanding the foregoing, this Agreement shall not have a "deficit restoration obligation" provision described in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3) incorporated herein. Items of Company deduction or loss shall not be allocated to a Member to the extent that such allocation would cause a deficit in such Member's Capital Account (after reduction to reflect the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the amount such Member is obligated to contribute to the capital of the Company or is deemed to be obligated to contribute to the Company pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5). Any nonrecourse deductions (within the meaning of Treasury Regulation Section 1.704-2(b)(1)) shall be allocated to the Members in proportion to their respective Membership Interests, and any partner nonrecourse deductions (within the meaning of Treasury Regulation Section 1.704-2(i)) shall be allocated to the Member that is considered to bear the economic risk of loss with respect to the debt to which such deductions are allocable. Any special allocations of items pursuant to this Section 5.3 shall be taken into account, to the extent permitted by the Treasury Regulations, in computing current and subsequent allocations of income, gain, deductions or losses pursuant to Section 5.1 so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the amount that would have been allocated to each Member pursuant to Section 5.1 had such special allocations under this, Section 5.3 not occurred. Section 5.4 Tax Allocations. (a) Except as otherwise provided in this Section 5.4, all allocations of Tax items of Company income (including gross income and receipts from the sale of Refined Coal), 31 gain, deductions and losses for each Fiscal Year shall be allocated in the same manner as the corresponding allocations of book items of Company income (including gross income and receipts from the sale of Refined Coal), gain, deductions and losses were made for such Fiscal Year pursuant to Sections 5.1, 5_2 and 5_3. Tax Credits shall be allocated to the Members in accordance with the allocations of Company gross income and receipts from the sale of Refined Coal as provided in Treasury Regulations Section 1.704-1(b)(4)(ii). (b) If, as a result of contributions of property by a Member to the Company or an adjustment to the Gross Asset Value of Company assets pursuant to this Agreement, there exists a variation between the adjusted Tax basis of an item of Company property for federal income Tax purposes and as determined under the definition of Gross Asset Value, allocations of income, gain, loss, and deduction shall, solely for income Tax purposes, be allocated among the Members so as to take into account any variation between the adjusted Tax basis of such property to the Company for federal income Tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the method selected by the Manager, in Consultation with the other Members. (c) Any elections or other decisions relating to Capital Accounts and Tax allocations shall be made by the Manager, in Consultation with the other Members, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state and local income Taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or any Member's share of distributions pursuant to any provision of this Agreement. (d) Notwithstanding anything in this Agreement to the contrary, to the extent that an adjustment to the adjusted Tax basis of any Company asset is made pursuant to Section 743(b) of the Code as the result of a purchase of an interest in the Company, any adjustment to the depreciation, amortization, gain or loss resulting from such adjustment shall be allocated for income Tax purposes to the transferee only and shall not affect the Capital Account of the transferor or transferee. In such case, the transferee shall provide to the Company (i) the allocation of any step-up or step-down in basis to the Company's assets and (ii) .the depreciation or amortization method for any adjustment in basis to the Company's assets. Section 5.5 Transfer or Change in Company Interest. If the respective Membership Interests of the existing Members in the Company change or if a Membership Interest is Transferred in compliance with this Agreement to any other Person, then, for the Fiscal Year in which the Transfer occurs, all income, gains, losses, deductions, Tax Credits and other Tax incidents resulting from the operations of the Company shall be allocated, as between transferor and transferee, by taking into account their varying interests using the interim closing of the books method to the extent permitted by Section 706 of the Code, unless otherwise agreed by all the Members. 32

ARTICLE VI DISTRIBUTIONS Section 6.1 Distributions. Except as provided in Sections 4.4(b)(i), 6_4 or 11.4, distributions to the Members shall be made pro rata in accordance with their respective Membership Interests. Distributions of Available Cash, if any, shall be made on the twentieth day of each Quarter and maybe made at such other times and from time to time in such amounts as the Manager shall determine. There shall be no distributions of the assets of the Company in kind without the prior written consent of all of the Members. , Section 6.2 Withdrawal of Capital. No Member shall have the right to withdraw capital from the Company or to receive or demand distributions or return of its Capital Contributions until the Company is dissolved in accordance with this Agreement and applicable provisions of the Act. No Member shall be entitled to demand or receive any interest on its Capital Contributions. Section 6.3 Withholding Taxes. If the Company is required to withhold Taxes with respect to any allocation or distribution to any Member pursuant to any applicable Law, the Company may, after first notifying the Member and permitting the Member, if legally permitted, to contest the applicability of such Taxes, withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such Tax Laws. Any funds withheld by reason of this Section 6.3 shall nonetheless be deemed distributed to the Member in question for all purposes under this Agreement. If the Company did not withhold from actual distributions any amounts it was required to withhold, the Company may, at its option, (a) require the Member to which the withholding was credited to reimburse the Company for such withholding or (b) reduce any subsequent distributions by the amount of such withholding. This obligation of a Member to reimburse the Company for Taxes that were required to be withheld shall continue after such Member transfers or liquidates its Membership Interest in the Company or withdraws from the Company. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have. Section 6.4 Distributions Following Condemnation, Casualty, etc. Notwithstanding Section 6.1, all proceeds received by the Company upon a condemnation or following a casualty to the Facility from insurance policies or otherwise that are not used to restore or repair the Facility (but only if the Refined Coal produced will continue to be eligible for Tax Credits notwithstanding such restoration or repair) ("Excess Insurance Proceeds") shall be distributed to the Investors pro rata in accordance with their respective Membership Interests to the extent that the aggregate dollar amount of the Tonnage Amoui7t for all Investors allocated to the Investors through the date of receipt of suchproceeds is less than the sum of (x) the Initial Payment (as such term is defined in the Purchase Agreements) and (y) all Capital Contributions and Variable Payments made by the Investors through the date of such payment, and thereafter to CCS-AE. Section 6.5 Limitation Upon Distributions. Notwithstanding the provisions of this Agreement, including the foregoing provisions of this Article VI to the contrary, no distribution shall be made if such distribution would violate the Act. 33

ARTICLE VII ACCOUNTING AND RECORDS Section 7.1 Fiscal Year. The fiscal year of the Company for both income Tax and financial reporting purposes shall be the calendar year, unless otherwise required by the Code (the "Fiscal Year"). Section 7.2 Books and Records and Inspection. (a) The Manager shall keep, or cause to be kept by the Company, full and accurate books of account, financial records and supporting documents, which shall reflect, completely, accurately and in reasonable detail, each transaction of the Company and such other matters as are usually entered into the records or maintained by Persons engaged in a business of like character or as are required by Law, and all other documents and writings of the Company. The books of account, financial records, and supporting documents and the other documents and writings of the Company shall be kept and maintained at the principal office of the Company. The financial records and reports of the Company (not including Tax records and reports or records and reports kept for Capital Account purposes) shall be kept in accordance with GAAP and on an accrual basis. (b) In addition to and without limiting the generality of Section 7.2(a), the Manager shall keep, or cause to be kept by the Company, at its principal office: (i) true and full information regarding the status of the business and financial condition of the Company, including financial statements for the five most recent years; (ii) promptly after becoming available, a copy of the Company's federal, state, and local income Tax Returns for each year; (iii) a current list of the name and last known business, residence or mailing address of each Member and the Manager; (iv) a copy of this Agreement and the Company's Articles of Organization, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and such Articles of Organization and all amendments thereto have been executed; (v) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property and services contributed by each Member and which each Member has agreed to contribute in the future, and the date upon which each became a Member; (vi) copies of records that would enable a Member to determine the Member's relative shares of the Company's distributions and the Member's relative voting rights; and 34

(vii) all records related to the production and sale of Refined Coal and the qualification of such fuel for Tax Credits pursuant to Section 45 of the Code, applicable Treasury Regulations, IRS revenue procedures, notices, announcements or other pronouncements by the IRS, whether currently existing or promulgated in the future, all correspondence with the IRS in respect thereof and the Private Letter Rulings. (c) All books and records of the Company shall be open to inspection and copying by any of the Members or their authorized Representatives during business hours and at such Member's expense, for any purpose reasonably related to such Member's interest in the Company, and the Company and/or the Manager shall maintain the books and records of the Company for a period of five years following the dissolution of the Company. In addition, the Company shall provide Notice to the Members at least 30 days in advance if the Company intends to destroy any books and records of the Company to permit any Member to make copies of such books and records prior to destruction thereof. The rights of the Members or their authorized Representatives under this Section 7.2(c) shall continue despite termination or expiration of this Agreement. Section 7.3 Bank Accounts, Notes and Drafts. (a) All funds not required for the immediate needs of the Company shall be placed in Permitted Investments, which investments shall have a maturity appropriate for the anticipated cash flows needs of the Company. All Company funds shall be deposited and held in accounts which are separate from all other accounts maintained by the Manager and the Members, and the Company's funds shall not be commingled with any other funds of any other Person, including any Manager, any Member or any Affiliate of a Manager or a Member. (b) The Members acknowledge that the Manager may maintain Company funds in accounts, money market funds, certificates of deposit, other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation, or other depository insurance institutions and that the Manager shall not be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution. (c) Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Manager from time to time may authorize. When the Manager so authorizes, the signature of any such person may be a facsimile. Section 7.4 Financial Reports. (a) Within ten days after the end. of each Month, the Manager shall furnish to each Member a summary statement showing the number of Tons of Refined Coal produced and sold by the Company to Unrelated Persons during such Month and the estimated Tax Credits resulting from such sales, the number of Tons of Unrefined Coal sold during such Month, as well as the number of Tons of coal purchased by the Company during such Month; and within 15 days after the end of each Month, the Manager shall furnish to each Member a comparison of such Monthly results to the Approved Budget then in effect. 35

(b) Within 25 days after the end of each Quarter, the Manager shall furnish to each Member (i) unaudited GAAP-basis financial statements with respect to such Quarter of the Company, consisting of (A) a balance sheet showing the Company's financial position as of the end of such Quarter, (B) profit and loss statements for such Quarter, and (C) a statement of changes in Members' equity, certified by a responsible officer of the Manager as true, complete and correct in all material respects, (ii) a comparison of such quarterly results to the Approved Budget for such Quarter and (iii) a summary of the Tax Credits generated by the Company during such' Quarter. (c) Within 40 days after the end of each Fiscal Year, the Manager shall furnish to each Member (i) unaudited GAAP-basis financial statements with respect to such Fiscal Year, consisting of (A) a balance sheet showing the Company's financial position as of the end of such Fiscal Year, (B) profit and loss statements for such Fiscal Year, (C) a statement of changes in Members' equity, and (D) a statement of cash flows for such Fiscal Year, (ii) a statement of each Member's closing Capital Account balance as of the end of such Fiscal Year, (iii) a statement of the Tax Credits generated by the Company during each Quarter during the Fiscal Year, and (iv) the Variable Cost Per Ton for such Fiscal Year and the Variable Cost Per Ton Estimate for the next Fiscal Year (i.e., the Fiscal Year during which such report is delivered). (d) Within 120 days after the end of each Fiscal Year, the Manager shall furnish to each Member (i) audited GAAP-basis financial statements with respect to such Fiscal Year by the Accounting Firm, consisting of (A) a balance sheet showing the Company's financial position as of the end of such Fiscal Year, (B) profit and loss statements for such Fiscal Year, (C) a statement of cash flows for such Fiscal Year, (ii) a statement of each Member's closing Capital Account balance as of the end of such Fiscal Year and (iii) a statement of the Tax Credits generated by the Company during each Quarter during the Fiscal Year. (e) Within 30 days after filing United States federal income Tax Returns for the Company, the Manager shall furnish to each Member (i) an unaudited Tax-basis balance sheet with respect to such Fiscal Year, (ii) a statement of each Member's closing Capital Account balance as of the end of such Fiscal Year and (iii) a summary of the Tax Credits generated by the Company during each Quarter during the Fiscal Year. (~ The Manager shall prepare and furnish to the Investors the Operations Reports when and as contemplated by Section 2.3(b) of the Purchase Agreements. (g) If the Manager fails to deliver any report or Tax information required to be delivered pursuant to this Section 7.4 or Section 7.6 by the due date for such report or information specified in such Section, then the Manager shall pay to the Members, pro rata in respect to their Membership Interests, the sum of $500 per day for each day after the due date that any report or Tax infornlation required to be delivered pursuant to this Section 7.4 or Section 7.6 is not furnished to the Members. 36

Section 7.5 Partnership Status and Tax Elections. (a) It is the intent of the Members that the Company be taxed as a partnership for United States federal, state and local income Tax purposes. The Members hereby agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute and agree not to elect for the Company to be treated as a corporation, or an association Taxable as a corporation, under the Code or any similar state statute. (b) The Company shall make the following elections and take the following positions under United States income Tax Laws and regulations and any similar state statutes: (i) adopt the Fiscal Year as the annual accounting period; (ii) adopt the accrual method of accounting; and (iii) adopt the weighted moving average method of inventory accounting. (c) Upon the request of a Member or Members holding more than 40 percent of the outstanding Membership Interests, the Company shall file an election under Section 754 of the Code and the Treasury Regulations thereunder to adjust the basis of the Company assets under Section 734(b) of the Code or Section 743(b) of the Code and any corresponding elections under the applicable sections of state and local Law. (d) The Company shall not make any election under Section 6231(a)(1)(B)(ii) of the Code or the Treasury Regulations thereunder to treat the Company as a partnership to which the provisions of Sections 6221 through 6234 of the Code, inclusive, apply. Section '~.6 Company Tax Returns. The United States federal income Tax Returns for the Company and all other Tax Returns of the Company (the "CompanYTax Returns") shall be prepared as directed by the Manager in Consultation with the other Members. The Manager, in Consultation with the other Members, may extend the time for filing any such Company Tax Returns as provided for under applicable Law. At the Company's expense, the Manager shall cause the Company to retain an Accounting Firm to prepare or review the necessary federal and state income Company Tax Returns and information returns for the Company. Each Member shall provide such information, if any, as may be reasonably needed by the Company for purposes of preparing such Company Tax Returns, provided that such information is readily available from regularly maintained accounting records. Within 120 days after the end of each year and at least 30 days prior to filing the federal and state income Company Tax Returns and information returns, the Manager shall deliver to the other Members for their review a copy of the Company's federal and state income Company Tax Returns and information returns proposed to be filed for each Fiscal Year, and shall incorporate all reasonable changes or comments to such proposed Company Tax Returns and information returns requested by the other Members at least ten days prior to the filing date for such returns. After taking into account any such requested changes, and receiving the approval of the Members (which approval shall not be unreasonably withheld and which approval will be deemed to have been given by the Members if 37 the Members do not notify the Company that they are withholding approval or otherwise not giving approval within five Business Days of having received the final version of the applicable Tax Return), the Manager shall cause the Company to timely file, taking into account any applicable extensions, such Company Tax Returns within 150 days after the end of each Fiscal Year. Within five days after filing such federal and state income Company Tax Returns and information returns, the Manager shall cause the Company to deliver to each Member a copy of the Company's federal and state income Tax Returns and information returns as filed for each Fiscal Year, together with any additional Tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income Tax Returns. Section 7.7 Tax Audits. (a) If the IRS commences any audit or proceeding (including under the Compliance Assurance Program) with respect to any Member with respect to any items of income, gain, loss, deduction or credit (including Tax Credits) allocated to such Member by the Company (the "CompanyAudited Items"), then such Member shall promptly advise the Manager of the same. The Member subject to such audit or proceeding (the "Audited Member") shall promptly provide the Manager with copies of all notices, communications, reports and other writings received from the IRS that relate to the Company Audited Items. For the avoidance of doubt, the Audited Member shall make all final determinations as to the strategies to be employed in defense of the Company Audited Items and all correspondence or filings to be submitted by the Audited Member to the IRS relating to the Company Audited Items. To the extent practical under the circumstances, the Audited Member will provide the Manager with Notice reasonably in advance of any meetings or conferences with the IRS with respect to the Company Audited Items. The Manager shall provide the other Members with a copy of any written information received by it from the Audited Member pursuant to this Section 7.7(a), which information shall be Confidential Information subject to Section 12.12. (b) CCS-AE shall act as the "tax matters partner" under Section 6231(a)(7) of the Code (the "Tax Matters Partner"). The Members shall take such action as is required by Treasury Regulations under Section 6231(a)(7)(A) of the Code to designate CCS-AE as the Tax Matters Partner. The Tax Matters Partner shall promptly notify the Members if any Tax Return or report of the Company is audited or if any adjustments are proposed by any Governmental Body. In addition, the Tax Matters Partner shall promptly furnish to the Members all notices concerning administrative or judicial proceedings relating to federal income tax items of the Company (a "Tax Proceeding") as required under the Code. During the pendency of any Tax Proceeding, the Tax Matters Partner shall furnish to the Members periodic reports, not less often than Monthly, concerning the status of any Tax Proceeding. In addition, the Tax Matters Partner shall promptly (i) provide the other Members with a draft copy of any correspondence or filing to be submitted by the Tax Matters Partner relating to a Tax Proceeding reasonably in advance of such submission, (ii) incorporate all reasonable changes or comments to such correspondence or filing requested by the other Members, (iii) provide the other Members with a final copy of correspondence or filing, and (iv) advise the other Members of all developments with respect to the Tax Proceeding; provided, however, that the other Members shall provide any comments or suggestions on the foregoing as promptly as possible and in any event within ten Business Days of request. To the extent practical under the circumstances, the Tax Matters Partner will provide each Member with Notice reasonably in advance of any meetings or conferences with the IRS with respect to a Tax Proceeding and each Member shall have the right to participate in any such meetings or conferences. Each Member shall participate in a Tax Proceeding at its sole cost and expense. The Company shall indemnify and hold harmless the Tax Matters Partner for any and all liabilities, costs and expenses (including reasonable attorneys' fees and accountants' fees) tha t the Tax Matters Partner may incur in its capacity as Tax Matters Partner, acting in complianc e with its obligations under this Agreement. THE PROVISIONS OF THIS SECTION 7.7(b) SHALL ONLY APPLY IF THE COMPANY IS REQUIRED BY APPLICABLE LAW FOR ANY PARTICULAR PERIOD TO BE SUBJECT TO THE TEFRA AUDIT PROCEDURES, AND ONLY AS TO SUCH PERIODS. (c) Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Section 7.7 shall survive the expiration of the term of the Company (as described in Section 2.1) and shall remain in full force and effect until the expiration of the applicable statute of limitations for any audits of a Member's Tax Returns that contain any items of income, gain, loss, deduction or credit (including Tax Credits) allocated to such Member by the Company or any income Tax Return filed by the Company. Section 7.8 Other Reports and Information. (a) The Manager shall prepare and deliver, or cause to be prepared and delivered, the Operations Report to the Members when and as provided in each Purchas e Agreement. (b) The Manager shall deliver to the Members promptly following the Company's receipt thereof, a copy of all projections that the Company receives from the Utility pursuant to Section 3.1 of the Refined Coal Sale Agreement regarding the Utility's anticipate d needs with respect to the purchase of Refined Coal or Unrefined Coal pursuant to such agreement, including each Fiscal Year Projection (as defined in the Refined Coal Sale Agreement). (c) Promptly upon the Manager becoming aware of any such event or circumstance, the Manager shall deliver Notice to the Members of (i) any material civil or criminal litigation pending or, to the knowledge of the Manager, threatened against o r concerning the Company, or if such could have a Material Adverse Effect, against the Manage r or the Operator, (ii) any material dispute with a Governmental Body or any material noncompliance or violation of any Law concerning the Company, its assets, business ar operations, (iii) any default, whether by the Company or the Operator or any other party, under any Project Document which default could be reasonably likely to result in a Material Adverse Effect (with a copy of any written notice related thereto), or any notice or claim of a material default whether by the Company, the Operator or any other party under any Project Document (with a copy of any such written notice), (iv) any material condemnation, casualty or loss concernit7g the Company, or its assets, business or operations or any other event or circumstanc e that could be reasonably likely to have a Material Adverse Effect, (v) any notice of non-renewal 39 or cancellation or any written claim by the applicable insurance company that any insurance policy required to be maintained by the Company under Section 8.10 (including under any Project Document) is not in effect, (vi) any notice of an environmental, health or safety violation by the Company or related to or affecting in any manner the Facility or the Production Facility Site (as defined in the Site License Agreement) issued by any Governmental Body or othe r Person, (vii) any release of Hazardous Materials (as defined in the Purchase Agreements} by the Company, (viii) any assignment by a counterparty to a Project Document or other material Company contract where consent of the Company is not required for such assignment, (ix) any claim by the Technology Licensor of infringement or breach under the Technology License Agreement or by the Technology Sublicensor of infringement or breach under the Technology Sublicense Agreement, (x) any claims made under any Project Document for indemnification, (xi) any notice ofnon-renewal or termination of a Project Document from the Company's counter-party to such agreement or by the Technology Licensor of the Technology License Agreement or a termination of any material subcontract by the Operator, (xii) any notice of a force majeure event or any other notice (other than a notice related solely to administrative or ministerial matters) received or delivered by the Company under a Project Document, (xiii) any testing of the scales used to weigh Refined Coal, .Unrefined Coal or feedstock coal at the Facility where such scales were inaccurate by two percent or more, (xiv) any notices delivered to the Company pursuant to the Operating and Maintenance Agreement, (xv) subject to applicable legal privilege and confidentiality considerations and restrictions, any other material issues, including material Tax and operational issues, related to the Facility, the Company Business, the Technology Licensor, the Power Plant, the Site or any other refined coal production facility which Seller, the Utility or any of their respective Affiliates owns or operates, that could reasonably be expected to result in a Material Adverse Effect, (xvi) the amount of Refined Coal purchased by the Utility in any Fiscal Year or a Fiscal Year Projection (as defined in the Refined Coal Sale Agreement) provided by the Utility for any Fiscal Year gives rise to the Company' s right to terminate the Refined Coal Sale Agreement in accordance with Section 8.2.7 thereof and (xvii) any events, discussions, notices or changes with respect to any material Tax applicable to the Company. (d) The Manager shall keep the Members informed, on a prompt basis, of any events requiring Notice under Section 7.8(c), and shall reasonably cooperate with the Members , their members and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from any such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators). (e) The Manager shall deliver or cause the Operator to deliver to the Members all sampling reports received with respect to the Refined Coal produced by the Facility. (~ The Manager shall deliver or cause the Operator to deliver such other reports and information in its possession related to the Company or the Facility reasonabl y requested by a Member and shall prepare and promptly deliver to a Member any other reports that are reasonably requested by such Member not involving material expense or undue burden 4U to the Company or the Operator (unless the Member requesting such report agrees to reimburse the Company for any material expense incurred in producing such report). ARTICLE VIII MANAGEMENT Section 8.1 Mana ear. (a) Except as otherwise provided in this Agreement, the Manager shall have exclusive authority to manage the Company and direct the operation of the Facility and shall have all such power and authority as is consistent with that granted to the "manager" of a limited liability company under, and within the meaning of, the Act. Without limiting the foregoing, the Manager shall have the authority to, subject to Sections 8.1(c), ~ and ~, (x) set production levels of Refined Coal at the Facility or otherwise cause the Company to curtail or discontinue production of Refined Coal at the Facility, (y) determine the price, quality and volume of coal feedstock acquired by the Company (otherwise consistent with the terms of this Agreement and the Project Documents) and (z) otherwise bind the Company. Subject to the foregoing and to the extent of available funds of the Company and until the earlier of the dissolution of the Company and such date as the production and sale of Refined Coal ceases to be eligible for Tax Credits, subject to the other terms of this Agreement, the Manager shall cause the Company to conduct its business and operate the Facility (i) in accordance with the Project Documents, (ii) in accordance with the Operating Protocols and (iii) in accordance with Prudent Operating Standards and in all material respects with applicable Law, including using commercially reasonable efforts to maintain all permits, registrations, licenses and other authorizations from Governmental Bodies required for the operation of the Facility. (b) The Manager may vest in the Officers of the Company the authority to take such actions for and on behalf of the Company not otherwise provided for in this Agreement (and to the extent not reserved to the Members), to the extent any such actions are not inconsistent with or in breach of the terms of this Agreement or a directive of the Manager, but neither the Company nor the Manager on behalf of the Company shall hire any employees. Subject to Section 8.1(d), the Company, and the Manager or any Officer on behalf of and in the name of the Company, may enter into and cause to be performed the Project Documents to which the Company is a party and any documents contemplated hereby or thereby or related thereto, including any authorized amendments thereto, without any further act, vote or approval of any Person, including any Member. (c) In addition to any other approval required by applicable Law or this Agreement, and subject to Section 3.2, the following matters are reserved to the Members, and the Manager shall have no authority to, and shall not authorize any Officers to, and covenants and agrees that it shall not, cause the Company to do or take any of the following actions without the prior written consent of the Members holding at least 51 percent of the outstanding Membership Interests: (i) any merger or consolidation of the Company with another Person, or sale, lease or other disposition of all or substantially all of the assets of the Company to, or 41 causing the Company to acquire another Person, or causing the Company to acquire assets outside the ordinary course of the Company's business; (ii) causing the Company to incur indebtedness for borrowed money in excess of $1,000,000 in the aggregate, other than indebtedness under the Secured Promissory Note, as amended, or the Security Agreement, as amended (each as defined in the Feedstock Coal Purchase Agreement); (iii) causing the Company to waive performance under any agreement between the Company, on the one hand, and any Member, the Manager or any Affiliate of a Member or the Manager, on the other hand, or to consent on behalf of the Company with respect to any issue under such agreement that permits the Company to provide consent; (iv) causing the Company to institute any litigation or arbitration involving more than $500,000 or to settle claims, litigation or arbitration involving more than $500,000; (v) causing the Company to guarantee the payment of money or the performance of any contract or other obligation of any Person; (vi) approval of the Approved Budget and amendments thereto, as provided in, and subject to, Article IX; (vii) shutting down or reducing production more than ten percent below the amount set forth in the Approved Budget, other than shut-downs or reductions (a) due to exigencies related to safety, environmental, health or other such emergency situations, (b) resulting from an event of force majeure, (c) resulting from any action, omission or breach by the Company's counterparty to a Project Document or a reduced demand for fuel by the Utility, (d) in cases involving the occurrence of a Tax Event as provided herein with respect to which the Company has delivered a Producer Suspension Event Notice to the Utility pursuant to Section 8.1.2(a)(i) of the Refined Coal Sale Agreement, (e) during any Month as to which an Investor has elected to not make its Monthly Capital Contribution to the Company as set forth in Section 4.1(e), (~ as required to comply with the terms and conditions of any of the Project Documents, or (g) as otherwise specifically provided for herein; and (viii) increasing production during any Quarter by more than ten percent above the amount set forth in the Approved Budget, other than (a) as required to comply with the terms and conditions of any of the Project Documents or (b) as otherwise specifically provided for herein; provided, however, that in the case of the actions described in clause (iv) above, any such consent shall not be unreasonably withheld. (d) In addition to any other approval required by applicable Law or this Agreement, and subject to Section 3.2, the following matters are reserved to the Members, and the Manager shall have no authority to, and shall not authorize any Officers to, and covenants 42 and agrees that it shall not, cause the Company to do or take any of the following actions without the prior written consent of the Members holding 60 percent of the outstanding Membership Interests: (i) causing the Company to enter into new or replacement Project Documents, to assign any Project Documents, or to effect a material modification or amendment, waiver of a material term or, except pursuant to Section 8.2 or Section 11.1, termination of any Project Document or any document, schedule or exhibit attached thereto; (ii) approval of transactions or agreements between the Company, on the one hand, and any Member, the Manager, or any Affiliate of a Member or the Manager, on the other hand, involving payment of more than $50,000 for any single contract or payment during a Fiscal Year, or more than $50,000 in the aggregate, and any amendment to any of the foregoing, except for an assignment by the Operator of the Operating and Maintenance Agreement to an Affiliate of CCS-AE experienced in the operation of refined coal facilities and management of coal feedstocks, and except for any Project Documents and the Purchase Agreements or transactions pursuant thereto, in each case as in effect as of the Acquisition Date, and this Agreement as in effect as of the Effective Date, which, for purposes of this Section 8.1 d ,are deemed approved; (iii) any sale, lease, Encumbrance of any part of, or disposition or relocation of, the Facility; (iv) causing the Company to make any elections for federal Tax purposes, except as expressly permitted or required herein; (v) causing the Company to initiate Bankruptcy proceedings or consenting to the filing of a Bankruptcy petition; (vi) taking any affirmative action that would cause operations of the Facility not to conform with the Operating Protocols (which, for the avoidance of doubt, may not be amended except in accordance with this Section 8.1(d)); and (vii) in the event of a casualty to the Facility (other than a casualty that is not material in nature or amount and the repair of which would not affect the eligibility of the Company to generate Tax Credits from sales of Refined Coal from the Facility), determining whether to repair or restore the Facility or to distribute the proceeds to the Members; provided, however, that in the case of the actions described in clause (i) above, any such consent shall not be unreasonably withheld. (e) In addition to any other approval required by applicable Law or this Agreement, and subject to Section 3.2, the following matters are reserved to the Members, and the Manager shall have no authority to, and shall not authorize any Officers to, and covenants and agrees that it shall not, cause the Company to do or take any of the following actions without 43 the prior written consent of the Members holding 100 percent of the outstanding Membership Interests: (i) any issuance, sale, buy-back or redemption by the Company of limited liability company interests in the Company; or the admission of any Person as a Member except as otherwise provided herein; (ii) amending (other than any technical amendment that does not adversely affect the rights of the Members) or terminating the Company's Articles of Organization; (iii) converting the Company from a limited liability company to another form of entity; and (iv) causing the Company to engage in any business or activity that is not within the purpose of the Company, as set forth herein, or to change such purpose. Section 8.2 Tax Event. (a) If a Tax Event has occurred and is continuing and a Member or Members holding at least 40 percent of the outstanding Membership Interests (including the Adversely Affected Member in the case of an Individual Member Tax Event and, if the Adversely Affected Member is CCS-AE or the Manager and such Person holds a 0.2 percent or lesser Membership Interest in the Company, including at least one Member who is neither a CCS Affiliated Member nor a Manager Affiliated Member) deliver Notice to the Manager that they wish the Company to suspend production of Refined Coal under the Refined Coal Sale Agreement, then the Manager shall, within one Business Day of receipt of such Notice, cause the Company to provide a Producer Suspension Event Notice to the Utility pursuant to Section 8.1.2(a)(i) of the Refined Coal Sale Agreement, and, following delivery of such Producer Suspension Event Notice to the Utility, the Company shall suspend production and delivery of Refined Coal pursuant to Section 8.1.2(b) of the Refined Coal Sale Agreement. (b) Following the delivery of any Producer Suspension Event Notice pursuant to Section 8.1.2(a)(i) of the Refined Coal Sale Agreement, the Manager, on behalf of the Company, shall exercise commercially reasonable efforts to determine and negotiate with the Utility amendments to the Refined Coal Sale Agreement and Ancillary Documents (as defined in the Refined Coal Sale Agreement) as may be necessary or appropriate to eliminate the effects of the Tax Event to the extent possible (such actions, "Producer Suspension Remedial Actions") in accordance with the Refined Coal Sale Agreement, provided, however, that the Manager shall not agree to any Producer Suspension Remedial Actions without the prior written consent of a Member or Members holding more than 60 percent of the outstanding Membership Interests (and including the Adversely Affected Member in the case of an Individual Member Tax Event). Absent such agreement on Producer Suspension Remedial Actions, the Company shall not resume production of Refined Coal without the prior written consent of (i) in the case of an Individual Member Tax Event, the Adversely Affected Member, or (ii) in any other case, Members holding more than 60 percent of the outstanding Membership Interests. 44

(c) If within 120 Days following delivery of the Producer Suspension Event Notice, the Company, the Utility and the Members specified in Section 8.2(b) are unable to agree in good faith on any Producer Suspension Remedial Action with respect to the Tax Event following discussions as required by Section 8.1.2(b) of the Refined Coal Sale Agreement and a Member or Members holding at least 40 percent of the outstanding Membership Interests (including the Adversely Affected Member in the case of an Individual Member Tax Event) deliver Notice (a "Tax Event Member Termination Notice") to the Manager that they wish to terminate the Refined Coal Sale Agreement pursuant to Section 8.2.2 of the Refined Coal Sale Agreement, then (subject to Section 11.2) the Manager shall cause the Company to provide the Utility notice of the Company's termination of the Refined Coal Sale Agreement in accordance with Section 8.2.2 of the Refined Coal Sale Agreement. Section 8.3 Exercise of Termination Rim If (a) the Company has the right to terminate the Refined Coal Sale Agreement under Section 8.2.7 thereof, and (b) a Member or Members holding at least 40 percent of the outstanding Membership Interests deliver Notice to the Manager that they would like the Company to so terminate the Refined Coal Sale Agreement (a "Low Volume Member Termination Notice"), then (subject to Section 11.2) the Manager shall cause the Company to provide a notice to the Utility of the Company's termination of the Refined Coal Sale Agreement in accordance with Section 8.2.7 of the Refined Coal Sale Agreement. Notwithstanding the foregoing, a Member or Members may not deliver a Low Volume Termination Notice based on the Company's right to terminate the Refined Coal Sale Agreement under clause (a) or clause (b) of Section 8.2.7 of such agreement unless the Company would still have a termination right under such clause if the reference in such clause to "2,500,000 Tons of Refined Coal" were replaced with a reference to "2,000,000 Tons of Refined Coal." Section 8.4 Management Fee; Expenses of the Company. The Company will pay to the Manager within ten Business Days following the last day of each Quarter, a management fee equal to three and one-half percent of the aggregate Monthly Capital Contributions required to be made by all Members with respect to the preceding Quarter, excluding that portion of such contributions equal to such management fee (the "Management Fee"). The Company will pay all expenses related to the Company and its business and operations. The Company will reimburse the Manager and its Affiliates for reasonable and appropriately incurred expenses incurred on behalf of the Company, including labor at the Site, consistent with the Approved Budget. Section 8.5 Removal or Resignation of the Manager. The Manager may resign by providing written Notice to the Company and the Members; provided that the Manager's resignation may not be effective until a successor Manager is selected pursuant to this Section 8^ 5. The Manager maybe removed for cause by the Members holding at least 51 percent of the outstanding Membership Interests held by all Members who are not Manager Affiliated Members, and excluding in any case any Membership Interests held by Manager. For purposes of this section, "cause" means: (a) fraud, intentional misconduct, gross negligence, or criminal violation of Law by the Manager in the performance of its duties and obligations under this Agreement or in connection with causing the Company to perform in accordance with the Project 45

Documents; (b) the Bankruptcy or dissolution of the Manager; or (c) a material breach by Manager of this Agreement which could reasonably be expected to adversely affect the Tax Credits available to the Members, which breach has not been cured within 30 days from the date Notice thereof is given to the Manager by a Member. Upon the resignation or removal of the Manager, the Members holding at least 51 percent of the outstanding Membership Interests shall select a new Manager. Except as provided in Section 8.7, the Manager shall not assign its rights or obligations as Manager without the prior written approval of each Member. Section 8.6 Third Partv Reliance. Third parties dealing with the Company shall be entitled to rely conclusively on the power and authority of the Manager. No Person dealing with the Company shall be required to ascertain whether the Manager is acting in accordance with the provisions of this Agreement. All Persons may rely on a document executed by the Manager in the name of the Company as binding the Company. Section 8.7 Officers. The Manager may, from time to time as it deems advisable, appoint officers of the Company (the "Officers") and assign, in writing, titles (including President, Vice President, Secretary and Treasurer) to any such person. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Colorado Business Corporations Act, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office, subject to Sections 8.1(cL(d) and (e) and any other approval rights of the Members under this Agreement or applicable Law and subject to the Company being a limited liability company and not a corporation. Any delegation pursuant to this Section 8.7 may be amended or revoked at any time by the Manager. Officers shall not be compensated by the Company and shall serve at the discretion of and subject to the direction of the Manager. Officers shall not be "managers" under the Act. Section 8.8 Contracts with Affiliates. The Company may enter into contracts and agreements with the Manager, CCS-AE, or an Affiliate of the Manager or CCS-AE for the rendering of services, the sale or lease of supplies and equipment to the Company necessary or appropriate for the operation of the Company business consistent with the purposes stated herein; provided, however, that any such contract or agreement entered into with any such Person must be approved by the Members to the extent specified in Section 8.1(c) and Section 8.1(d), and with respect to any contract or agreement with any such Person as to which the consent of the Members is not required. under Section 8.1(c) or Section 8_.1(d), such contract or agreement must be entered into on an arm's length basis and the cost of services, supplies and equipment under, and the other terms of, such contracts and agreements must be consistent with the Approved Budget and no less favorable to the Company than those available to the Company from unrelated third parties that are engaged in the business of rendering comparable services or selling or leasing comparable supplies and equipment. Section 8.9 Operating Protocols. The Members acknowledge that the Operating Protocols were jointly developed by the Members to reflect and conform to statements regarding the operation of the Facility and testing of Refined Coal and additional operating and testing conditioi7s and regnireinents contained in the Private Letter Rulings. If, and to the extent that, a Private Letter Ruling is hereafter modified and contains additional operating and testing 46 conditions and requirements that are not then reflected in the Operating Protocols, or the Treasury Department or IRS issues guidance requiring additional or different operating and testing conditions, and. such additional requirements require changes to the Operating Protocols in order that they be properly reflected therein, the Members will promptly meet and negotiate in good faith to agree upon any required amendments to the Operating Protocols, which require approval of the Members pursuant to Section 8.1(d)(vi~. Section 8.10 Insurance. The Company shall acquire and maintain, or cause to be maintained, insurance coverage specified in Schedule 8.10 throughout the entire term of this Agreement and other types of insurance with respect to the Facility and/or the operations of the Company, as is required by the Project Documents and any other contracts to which the Company is a party, and such additional insurance as may otherwise be reasonably determined by the Manager to be necessary or advisable from time to time. The Company will name each Member as an additional insured on such insurance policies. Section 8.11 Duties Liabilities and Exculpation. (a) To the extent that, at Law or in equity, a Manager or Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or other Person bound by this Agreement, a Manager or Member acting under this Agreement shall not be liable to the Company or to any Member or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement, its good faith actions or failure to act (including actions taken or omitted to be taken in good faith in accordance with the written direction of one or more Members in accordance with the terms hereof ,for any errors of judgment, or for any act or omission believed in good faith to be within the scope of authority conferred by this Agreement, but nothing herein shall relieve the Manager or any Member for fraud, intentional misconduct,, a knowing material violation of Law, gross negligence or a material breach of the express terms of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Manager or a Member otherwise existing at Law or in equity, are agreed by the Manager and the Members to replace such other duties and liabilities of such Manager or Member. IN NO EVENT SHALL THE .COMPANY, ANY MEMBER OR THE MANAGER BE LIABLE UNDER THIS AGREEMENT TO THE COMPANY, ANOTHER MEMBER OR THE MANAGER FOR ANY LOST PROFITS, OR LOST TAX CREDITS OR OTHER TAX BENEFITS OF, OR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES INCURRED BY SUCH PERSON WHETHER ARISING FROM A BREACH OF THIS AGREEMENT OR OTHERWISE; PROVIDED HOWEVER, THAT CLAIMS BY A PERSON THAT IS NOT THE COMPANY,, THE MANAGER OR A MEMBER OR AN AFFILIATE OF A MEMBER AND WITH RESPECT TO WHICH A PERSON IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT, REGARDLESS OF THE NATURE OF SUCH THIRD PARTY CLAIM, SHALL NOT BE CONSIDERED LOST PROFITS, OR LOST TAX CREDITS OR OTHER TAX BENEFITS OF, OR CONSEQUENTIAL, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES INCURRED BY THE PERSON ENTITLED TO INDEMNIFICATION. FURTHERMORE; IN NO EVENT SHALL THE MANAGER BE LIABLE IN ANY MANNER 47

FOR A DEBT, OBLIGATION OR LIABILITY OF THE COMPANY SOLELY BY REASON OF SERVING AS THE MANAGER OF THE COMPANY. (b) Except as otherwise expressly provided in this Agreement, including the limits on indemnification set forth in Section 8.12: (i) each of the Members and the Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any other Person who is a Member, the Manager or any Officer of the Company, or by any other individual as to matters the Members or the Manager reasonably believe are within such other individual's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distribution to the Members might properly be paid; (ii) provided that no Officer nor the Manager or its officers has actual knowledge of any inaccuracy thereof, the Manager shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent or other paper or document, but the Manager, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and (iii) the Manager shall not be required to take any action hereunder, nor shall any other provision of this Agreement be deemed to impose a duty on the Manager to take any action, if the Manager shall reasonably determine, or shall have been advised in writing by counsel, that such action is contrary to any applicable Law or this Agreement. Section 8.12 Company Indemnification. (a) The Company shall indemnify and hold harmless any person serving as a Manager or Officer of the Company from and against any out-of-pocket loss, expenses, judgment, settlement cost, fee and related expenses (including attorneys' fees and expenses, which shall be paid as incurred), costs or damages suffered or sustained by such person, the Manager in its capacity as Manager or Officer of the Company; provided, however, that no Manager or Officer shall be entitled to be indemnified and held harmless to the extent the matter for which such Manager or Officer seeks indemnification is attributable to such Manager's or Officer's breach of this Agreement, fraud, intentional misconduct, a knowing violation of Law or gross negligence. The Company shall also indemnify and hold harmless each Member from and against any out-of-pocket loss, expenses, judgment, settlement cost, fee and related expenses (including attorneys' fees and expenses, which shall be paid as incurred), costs or damages suffered or sustained by such Member in its capacity as such (including for any Company liabilities) to the extent the matter for which such Member seeks indemnification does not relate to such Member's breach of this Agreement, fraud, intentional misconduct, a knowing violation of Law or gross negligence, it being agreed that the Company shall be entitled to control the defense of any such claim. 48

(b) Notwithstanding the foregoing, the provisions of this Section 8.12 shall not be construed so as to provide for indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable Law, but shall be construed so as to effectuate the provisions of this Section 8.12 to the fullest extent permitted by Law. Section 8.13 Enforcement of Company Rights. (a) Notwithstanding anything to the contrary contained herein, if (a) the Company's counterparty under any agreement between the Company, on the one hand, and the Manager, CCS-AE or any of their Affiliates, on the other hand (other than this Agreement), has failed to perform any material obligation or is otherwise in breach of any material term of such agreement, and (b) the Manager fails to use commercially reasonable efforts to commence and thereafter continue proper enforcement actions within five Business Days after Notice from any Member specifying such failure, then, upon the election of a Member or Members holding at least 40 percent of the outstanding Membership Interests, a Member nominated by such Member or Members holding at least 40 percent of the outstanding Membership Interests shall be entitled to enforce the rights of the Company under such agreement at the Company's expense. (b) Neither the Manager nor the Company shall directly or indirectly modify or amend the rights of any Member in relation to its status as such (including by way of any side agreement) except pursuant to an amendment to this Agreement effected in accordance with Section 12.2, and neither the Manager nor the Company shall waive its rights under this Agreement with respect to any Member without the prior written consent of Members holding at least 51 percent of the outstanding Membership Interests. Section 8.14 Operating and Maintenance Agreement. The Manager is responsible for ensuring that the terms of the Operating and Maintenance Agreement are consistent in all respects with the terms of this Agreement. In addition, (a) the Manager and the Company shall prohibit the Operator from taking any action in connection with the services provided under the Operating and Maintenance Agreement that requires the prior approval of the Members pursuant to the terms of this Agreement without first obtaining such prior approval of the Members and (b) the Manager shall be liable for any action taken by the Operator pursuant to the Operating and Maintenance Agreement, or omission of the Operator, in each case that would be a breach of this Agreement if the Manager or the Company took or failed to take such action. ARTICLE IX APPROVED BUDGETS Section 9.1 Preparation. On or before November 30 of each year through the term of this Agreement, except for the year during which the term of this Agreement ends, the Manager will prepare and deliver to the Members a proposed operating budget for the following Fiscal Year (including the proposed Annual Budget for the following Fiscal Year under the Operating and Maintenance Agreement), setting forth anticipated production levels and anticipated revenues and expenses of the Company for each Month of such Fiscal Year, taking into account any required downtime for maintenance or downtime at the Power Plant, the Target Capital 49

Contribution for such Fiscal Year, and the anticipated Monthly Capital Contributions for each Member for the period covered by such budget. If the Members approve such proposed operating budget in accordance with Section 8.1(c), then such operating budget shall be deemed the Approved Budget for the applicable Fiscal Year. If the Members do not so approve such proposed operating budget within 15 days following the delivery thereof by the Manager, the Manager and the Members shall use good faith efforts to prepare or cause to be prepared a revised operating budget, which shall be submitted to the Members for their approval, and, upon approval of such revised operating budget in accordance with Section 8.1(c), such revised operating budget shall become the Approved Budget for the applicable Fiscal Year. To the extent that the Members do not so approve such revised operating budget within 15 days following the delivery thereof by the Manager, as to amounts relating to any items of the revised operating budget that are not so approved and for which there was a corresponding amount in the preceding Fiscal Year's Approved Budget, the corresponding amounts for such items in the preceding Fiscal Year's Approved Budget (adjusted to reflect any then-existing contractual obligations to which such items relate) will be substituted for suchdisputed items in the revised operating budget, and, as so modified, such revised operating budget shall be deemed the Approved Budget for the applicable Fiscal Year. The Approved Budget for each Fiscal Year shall have a copy of the final Annual Budget (as defined in the Operating and Maintenance Agreement) for such Fiscal Year attached thereto. Section 9.2 Amendments and Supplements. The Manager may from time to time during any Fiscal Year, upon prior written notice to the Members but without the approval of the Members, amend the Approved Budget to decrease expected expenditures, or to increase expected expenditures (i) to the extent such decrease or increase is related to a proportionate decrease or increase in production that is approved by the Members pursuant to Section 8.1(c) or that is permitted pursuant to Section 8.1(c) without the approval of the Members or (ii) so long as any increase, exclusive of increases described in the preceding clause (i), does not exceed an amount equal to ten percent, in the aggregate for all such amendments during such Fiscal Year. Any other amendment of the Approved Budget shall require the approval of the Members in accordance with Section 8.1(c), and if so approved, each such variance shall be added to the Approved Budget, which, as so amended, shall thereafter be the Approved Budget for the applicable Fiscal Year. ARTICLE X TRANSFERS; DUTY OF FIRST OFFER Section 10.1 Prohibited Transfers. Except for transfers provided for in Sections 3.10, 3.11, 3.12, 4_4, and 11.2 (which sections shall not be subject to this Article X), no Member shall sell, transfer, assign, convey, or otherwise dispose of all or any part of its Membership Interest (a "Transfer") or any interest, rights or obligations with respect thereto except pursuant to Section 10.2 and Section 10.3. A Member may not pledge, mortgage, encumber or hypothecate all or any part of its Membership Interest. Any attempted Transfer or pledge, mortgage, encumbrance, or hypothecation, other than in strict accordance with this Article X, shall be null and void, and the purported transferee shall have no rights as a Member or otherwise in or to the Membership Interest. 50

Section 10.2 Conditions to Transfer by Members. Notwithstanding anything contained herein to the contrary, upon the satisfaction of the following conditions, a Member may Transfer all or a portion of its Membership Interests and the transferee shall become a Member with respect to such transferred Membership Interest: (a) The transferring Member and the prospective transferee each execute, acknowledge and deliver to the Company such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably necessary and reasonably satisfactory in form and substance to the Manager to effect such Transfer and to confirm. such transferring Member's intention that the transferee become a Member in its place; (b) The transferee executes, adopts and acknowledges this Agreement, and executes such other agreements as the Manager may reasonably deem appropriate to confirm the undertaking of the transferee to be bound by the terms of this Agreement and to assume the obligations of the transferring Member under this Agreement; (c) The transferee executes documentation in form reasonable satisfactory to the Manager and the Seller pursuant to which the transferee assumes the obligations of the transferring Member under the applicable Purchase Agreement pursuant to which the transferred Membership Interests were originally purchased from Seller; (d) Except in the case of any Involuntary Transfer, the transferor will remain primarily liable under this Agreement and, in the case of a Transfer by an Investor, under the applicable Purchase Agreement, which, together with the Investor Guarantee provided by such transferor, shall remain in full force and effect; provided, however: (i) subject to clause (ii) below, if the transferee (or an affiliated guarantor) is a Person with (A)~a credit rating with respect to its long term, senior unsecured debt not supported by third party credit enhancement from Standard & Poor's Financial Services LLC (or its successor) of at least BB or from Moody's Investors Services, Inc. (or its successor) of at least Bat or (B) a Net Worth of at least $500,000,000, or as otherwise approved by the Manager with the consent of Members holding at least 51 percent of the outstanding Membership Interests, then (x) the transferor will no longer remain primarily liable under this Agreement or the applicable Purchase Agreement with respect to obligations related to the period after the Transfer and the transferee will be solely responsible for the obligations of the transferor thereunder to the extent related to the period after the Transfer and (y) the Investor Guarantee provided by such transferor shall no longer remain in effect; or (ii) if the transferee is an Affiliate of the transferor, then the transferor will no longer remain primarily liable under this Agreement or the applicable Purchase Agreement, provided that the Investor Guarantee provided by such transferor (or affiliated guarantor) shall remain in effect. (e) The Transfer will not violate any securities Laws or any other applicable federal or state Laws or the order of any court having jurisdiction over the Company or any of its assets; (~ The Transfer will not cause the Company to be classified as a corporation or publicly traded partnership for federal Tax purposes; 51

(g) The Transfer will not cause the Company to be treated as a partnership to which TEFRA applies; (h) In the case of a Transfer by CCS-AE that would reduce CCS-AE's Membership Interest in the Company below two-tenths of a percent (0.2%), Members who hold at least 51 percent of all Membership Interests held by Members who are not CCS Affiliated Members have consented to such Transfer in writing; (i) The Transfer will not result in the sale of Refined Coal to any Related Person; (j) The Transfer will not cause any Member to be required under GAAP to consolidate the Company without the consent of that Member; and (k) The Transfer maybe only to a Qualified Person and following such Transfer there maybe not more than ten Members of the Company in the aggregate. Section 10.3 Right of First Offer. If an Investor desires to Transfer any of its Membership Interest (other than to the Company or an Affiliate of such Investor) and the Transfer otherwise complies with the restrictions contained in this Article X, such Investor shall deliver a Notice to the Company and CCS-AE setting forth such Investor's desire to sell its Membership Interest (an "Offer Notice"). If CCS-AE delivers a Notice to such Investor within five Business Days after delivery of the Offer Notice that CCS-AE is interested in purchasing all of such Investor's Membership Interest, then CCS-AE and such Investor shall negotiate in good faith for a period of 20 Business Days (or such other period on which such Investor and CCS-AE may agree) after delivery of an Offer Notice, to agree on the price and other terms on which CCS-AE would purchase such Investor's Membership Interest. An Investor shall not be required to sell to CCS-AE, and CCS-AE shall not be required to purchase, such Investor's Membership Interest unless the parties mutually agree on the terms and conditions for such transaction. If an Investor and CCS-AE agree on the price and other terms and conditions for the purchase and sale of an Investor's Membership Interest, then the closing of the sale of the Membership Interest covered by the Offer Notice pursuant to this Section 10.3 shall occur within 20 Business Days after the parties so agree or at such other time as the parties agree. At the closing, CCS-AE and such Investor shall each execute, acknowledge and deliver to the Company such instruments of transfer and assignment as necessary or appropriate to effect such Transfer and to confirm such Member's intention that CCS-AE own such Investor's Membership Interest. If CCS-AE and an Investor do not agree on the price and other terms for the purchase and sale of such Investor's Membership Interest within the applicable period set forth in this Section 10.3, subject to the other restrictions contained in this Agreement, such Investor may sell or assign its rights in the Membership Interest to another Person for a period of up to 13 months from the end of such 20 Business Day period on material terms no more favorable in the aggregate to the transferee than the material terms set forth in the last written offer delivered by CCS-AE to such Investor prior to the end of the period set forth in this Section 10.3, if any. Section 10.4 Admission. Any transferee of all or part of a Membership Interest pursuant to a Transfer made in accordance with this Agreement shall be admitted to the 52

Company as a substitute Member upon its execution of a counterpart to this Agreement; provided, however, that in the case of an Involuntary Transfer to a Seller Designee who has executed and delivered a Seller Designee Agreement, such Seller Designee shall be admitted as a substitute Member at the effective time of such Involuntary Transfer. ARTICLE XI DISSOLUTION AND WINDING-UP Section 11.1 Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following with the date as of which such event occurs or such election is made, being the date of dissolution of the Company: (a) on the date specified in Section 2.4; (b) the unanimous written consent of the Members to dissolve and terminate the Company; (c) the entry of a decree of judicial dissolution under Section 7-80-810 of the Act; (d) six months following the tenth anniversary of the date the Facility was first placed in service for purposes of federal income Tax, or such later date as the Company is not expected to operate at a pre-Tax profit; (e) at any time there are no members of the Company unless the Company is continued in accordance with the Act; (~ upon the written election of a Member or Members holding 40 percent of the outstanding Membership Interests, at any time following the termination of the Refined Coal Sale Agreement in accordance with its terms; (g) at the written election of a Member or Members holding 40 percent of the outstanding Membership Interests at any time after all of such Members are and have been at all times for the preceding six Months in default on its or their Fixed Payment obligations under the applicable Purchase Agreement to the extent that neither Seller nor CCS-AE has taken action to effect an Involuntary Transfer of such Members' Membership Interest and such Members are then still Members; (h) upon the written election of a Member or Members holding 40 percent of the outstanding Membership Interests, if for any Fiscal Year the Variable Cost Per Ton exceeds 130% of the Variable Cost Per Ton Target or if the Variable Cost Per Ton Estimate for a given Fiscal Year exceeds 130% of the Variable Cost Per Ton Target for such Fiscal Year; or (i) at the time specified in Section 11.2. Section 11.2 Purchase of Membership Interest. If a Member or Members (such Members, the "Electing Member") have (a) delivered a Tax Event Member Termination Notice 53 directing the Company to terminate the Refined Coal Sale Agreement pursuant to Section 8.2.2 of the Refined Coal Sale Agreement under Section 82(c) hereof, or (b) delivered a Low Volume Member Termination Notice directing the Company to terminate the Refined Coal Sale Agreement pursuant to Section 8.2.7 of the Refined Coal Sale Agreement under Section 8.3 hereof (each such action described in clause (a) and (b) above, a "Significant Company Action"), then CCS-AE may elect, by delivery of an Option Notice to each Electing Member within 21 days of the Electing Member's delivery of a Tax Event Member Termination Notice or a Low Volume Member Termination Notice, as applicable, with respect to a Significant Company Action, to purchase (or designate a Qualified Person to purchase) each Electing Member's Membership Interest for a cash payment in an amount equal to the then Fair Market Value of such Membership Interest, which shall be determined as though all of the material contracts, licenses and other agreements to which the Company is a party will remain in full force and effect until the dissolution of the Company and shall take into account that the Facility is a "refined coal production facility" as defined in Section 45(d)(8) of the Code. If CCS-AE does not timely exercise such option, the Company shall, on the first Business Day following the expiration of its 21-day option period, deliver to the Utility notice of the Company's termination of the Refined Coal Sale agreement in accordance with Section 8.2.2 or Section 8.2.7 of the Refined Coal Sale Agreement, as applicable, and the Company shall be dissolved as of the date the termination of the Refined Coal Sale Agreement becomes effective (following the passage of any applicable notice period provided in the Refined Coal Sale Agreement). Notwithstanding anything in this Agreement to the contrary, if CCS-AE exercises such option with respect to all of the Electing Members who delivered a Tax Event Member Termination Notice or a Low Volume Member Termination Notice, as applicable, prior to the expiration of its 21-day option period and the purchase of each Electing Member's Membership Interest is consummated thereafter in accordance with this Section 11.2, the Manager shall not be required to take such Significant Company Action on behalf of the Company. If CCS-AE so elects to purchase or designate a purchaser for an Electing Member's Membership Interest, such closing shall occur within 30 Business Days after CCS-AE delivers such Option Notice to such Electing Member unless, within ten Business Days of delivery of the Option Notice, the Electing Member indicates its objection to the proposed Fair Market Value purchase price by giving Notice to CCS-AE to such effect, in which case, such closing shall occur within eve Business Days after the Fair Market Value is determined in accordance with Section 11.4, or at such other time as the parties may otherwise agree. If closing does not occur by such outside date, the Company shall thereupon immediately deliver to the Utility notice of the Company's termination of the Refined Coal Sale Agreement in accordance with Section 8.2.2 or Section 8.2.7 of the Refined Coal Sale Agreement, as applicable, and the Company shall be deemed dissolved as of the date the termination of the Refined Coal Sale Agreement becomes effective (following the passage of any applicable notice period provided in the Refined Coal Sale Agreement). At the closing, (i) the Electing Member shall make the Reconveyance Representations and Warranties to CCS-AE or the other transferee of the Membership Interests, and (ii) CCS-AE and the Electing Member shall each execute, acknowledge and deliver to the Company such instruments of transfer and assignment as necessary or appropriate to effect such Transfer and to confirm such Member's intention that CCS-AE own the Electing Member's Membership Interest. Each Member hereby constitutes and appoints the Manager, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and 54 stead, to execute and deliver (i) an assignment or other instrument of conveyance on behalf of such Member and (ii) all such certificates and other instruments and all amendments thereof on behalf of such Member as the Manager may reasonably deem to be necessary or appropriate in order to effectuate the provisions of this Section 11.2. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, Bankruptcy, or termination of any Member and the Transfer of all or any portion of his, her or its Membership Interests and shall extend to such holder's heirs, successors, assigns and personal representatives. Section 11.3 Purchase of Facility. Upon the occurrence of one of the events set forth in Section 11.1, CCS-AE shall have the option to purchase the Facility from the Company for a cash payment in an amount equal to the then Fair Market Value of the Facility, which shall be determined as though all of the material contracts, licenses and other agreements to which the Company is a party will remain in full force and effect until the dissolution of the Company and shall take into account that the Facility is a "refined coal production facility" as defined in Section 45(d)(8) of the Code, such option to be exercisable by CCS-AE by delivery of an Option Notice to the Manager and the Members within 30 days following the applicable dissolution event. If CCS-AE so elects to purchase the Facility, the closing of such purchase and sale shall occur within 30 Business Days after CCS-AE delivers such Option Notice, unless, within ten Business Days of delivery of the- Option Notice, a Member or Members collectively holding at least 40 percent of the outstanding Membership Interests (such Member or Members, the "Notif~n~ Member") indicate its or their objection to the proposed Fair Market Value purchase price by giving Notice to CCS-AE to such effect, in which case, such closing shall occur within five Business Days after the Fair Market Value is determined in accordance with Section 11.4. Section 11.4 Fair Market Value. If pursuant to Section 11.2 or Section 11.3, the Electing Member or the Notifying Member disputes that CCS-AE's proposed purchase price set forth in the Option Notice reflects the applicable Fair Market Value pursuant to Section 11.3 or Section 11.4, as applicable, the Notifying Member or the Electing Member, as applicable, may deliver to CCS-AE, within ten Business Days after its receipt of the Option Notice, Notice of its dispute of the proposed purchase price (the "Dispute Notice"). Failure by the Electing Member or the Notifying Member to deliver the Dispute Notice within such ten Business Day period shall be deemed to constitute its approval of such purchase price, which, in such event, will be deemed to constitute the Fair Market Value for purposes hereof. If a Dispute Notice is delivered pursuant hereto within such ten Business Day period, CCS-AE and the Person giving the Dispute Notice will negotiate in good faith to agree upon the applicable Fair Market Value purchase price. If they are unable to agree upon the Fair Market Value purchase price within 15 days after delivery of the Dispute Notice, either such Person may deliver written Notice to the other that it elects to have the Fair Market Value price determined by an Independent Appraiser (the "Appraisal Notice"). The Person making such election shall propose an Independent Appraiser in the Appraisal Notice. If CCS-AE and the Electing Member or Notifying Member, as applicable, are unable to agree on the Independent Appraiser within ten Business Days after delivery of the Appraisal Notice, then either Person may request that the American Arbitration Association designate the Independent Appraiser. Once designated, the Independent Appraiser will be instructed to perform an appraisal of the Membership Interest or the Facility, as 55 applicable, and determine its Fair Market Value and furnish a written report thereof to the Members within 30 days following such designation. The Independent Appraiser's determination of the Fair Market Value shall be final and binding and shall be determined as though all of the material contracts, licenses and other agreements to which the Company is a party shall remain in full force and effect until the dissolution of the Company and shall take int o account that the Facility is a "refined coal production facility" as defined in Section 45(d)(8) of the Code; provided, however, that in the event that the Independent Appraiser's determination of the Fair Market Value is greater than CCS-AE's proposed purchase price set forth in the Option Notice, then CCS-AE shall be entitled to withdraw its exercise under the Option Notice, in which case, it will have no obligation to purchase the Membership Interest or Facility, as applicable, hereunder. The fees and expenses of the Independent Appraiser shall be borne by the Company. Section 11.5 Distribution of Assets. Upon the occurrence of one of the events set forth in Section 11.1, unless CCS-AE delivers an Option Notice and the closing with respect theret o occurs in accordance with the provisions of either Section 11.2 or Section 11.3, as applicable, the Manager and Members holding at least 51 percent of the outstanding Membership Interests shall appoint one or more liquidators (which may include one or more Members or the Manager). If the Manager and Members holding at least 51 percent of the outstanding Membership Interests are unable to agree on one or more liquidators within ten Business Days after one of the events set forth in Section 11.1 occurs, then the Manager shall be the liquidator of the Company. Upon their appointment, the liquidators shall proceed diligently to wind-up the affairs of the Company and shall make final distributions as provided herein and in the Act by the later of the end of th e Company taxable year in which such event occurs or within 90 days after such date. The liquidators shall sell any and all Company property, including to Members. The liquidators shal l first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidators may reasonably determine) in the order of priority as provided by Law. The balance of the assets of the Company shall be distributed pro rata to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.5 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member on its Membership Interest in the Company of all the Company's property. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return Capital Contributions of each Member, such Member shall have no recourse against the Company or any other Member. Section 11.6 In-Kind Distributions. Except as provided in Section 11.5, there shall be no distribution of assets of the Company in kind without the prior written consent of all of the Members. Section 11.7 Statement of Dissolution. Prior to Dissolution of the Company and the completion of the winding up of its business, the liquidation trustee, on behalf of the Company, 56 will file a statement of dissolution with the Colorado Secretary of State pursuant to the Act.. At such time, the Manager will also file an application for withdrawal of the Company's certificate of authority in any jurisdiction where the Company is then qualified to do business. ARTICLE XII MISCELLANEOUS Section 12.1 Notices. Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a "Notice"), shall be in writing and delivered (a) in person, (b) by registered or certified mail with postage prepaid and return receipt requested, (c) by recognized overnight courier service with charges prepaid or (d) by facsimile transmission, directed to the intended recipient at the address of such Member set forth on Exhibit B or at such other address as any Member hereafter may designate to the others in accordance with a Notice under this Section 12.1. A Notice or other communication will be deemed delivered on the earliest to occur of (i) its actual receipt when delivered in person, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid, and return receipt requested, (iii) the second Business Day following its deposit with a recognized overnight courier service, or (iv) the date of receipt of a facsimile or, if such date of receipt is not a Business Day, the next Business Day following such date of receipt, provided the sender can and does provide evidence of successful transmission. Any Notice received later than 5:00 p.m. shall be deemed to be received on the next Business Day. A copy of any Notice maybe delivered by e-mail but such copy will not constitute formal notice under this Agreement. Section 12.2 Amendment. Except as otherwise provided in this Section 12.2, this Agreement maybe modified or amended only by an instrument in writing duly executed and delivered by the Members holding at least 75 percent of the Membership Interests; provided that (a) any amendment that disproportionately (other than on the basis of relative ownership) affects a Member shall require the approval of such Member and (b) Section 8.1(e) may not be amended except by an instrument in writing duly executed and delivered by Members holding at least 100 percent of the Membership Interests. Notwithstanding the foregoing, the Manager shall have the authority, without the consent of the Members, to amend Exhibit B to reflect a resignation of a Member from the Company in accordance with the terms of this Agreement, a Transfer of a Membership Interest in accordance with the terms of this Agreement, the admission of a new Member in accordance with the terms of this Agreement, or a change in percentage of Membership Interest in accordance with the terms of this Agreement or otherwise resulting from any of the foregoing events. The Manager will give the Members prompt Notice of any amendment made pursuant to this Section 12.2. Section 12.3 Partition. Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property. Section 12.4 Waivers and Modifications. Any waiver or consent, express, implied or deemed, to or of any breach or default by any Person in the performance by that Person of its 57 obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with. respect to the Company or any other such action. Failure on the part of a Person to insist in any one or more instances upon strict performance of any provisions of this Agreement, to take advantage of any of its rights. hereunder, or to declare any Person in default with respect to the Company, irrespective of ho w long that failure continues, does not constitute a waiver by that Person of its rights with respec t to that Person or its rights with respect to that default until the applicable statute of limitations period has lapsed. All waivers and consents hereunder shall be in writing and shall be delivered to the other Members in the manner set forth in Section 12.1. Section 12.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions thereof or the validity or enforceability of the offending ter m or provision in any other situation or in any other jurisdiction. Section 12.6 Successors; No Third-Party Beneficiaries. This Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third-party beneficiary contract. Section 12.7 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto or incorporated herein by reference, and together with the Purchase Agreements , constitutes the entire agreement of the Members with respect to the matters covered herein. This Agreement and the Purchase Agreements supersede all prior agreements and oral understandings among the parties hereto with respect to such matters, including the Second A&R LLC Agreement. Section 12.8 Public Statements. Neither the Company, the Manager nor any Member shall issue any public announcement, statement or other disclosure before Consulting with the Manager and the other Members (including a right to review in advance and comment on such proposed disclosure) to the extent such public announcement or other disclosure specifically identifies the Manager, any Member or such Member's Affiliates (other than Affiliates of the disclosing Party), includes the detailed terms of this Agreement or any Purchase Agreement or describes the Tax structure or Tax treatment of the transactions contemplated by this Agreemen t and the Purchase Agreements and will not make such issuance without the consent of the Manager and all of the Members; provided that if such disclosure is required by any Law or by obligations pursuant to any listing agreement with, or requirement, rule or regulation of, any national securities exchange, each other Member shall be deemed to have consented to such disclosure two Business Days (or in the case of disclosure pursuant to an 8-K filing, one Business Day) after receiving the proposed disclosure if the reviewing Member has not requested Consultation or if the disclosing Member has Consulted with the reviewing Member regarding the proposed disclosure during such period. Copies of all proposed disclosure that is subject to this Section 12.8 shall be sent by tl~e Person proposing to make such disclosure by e-mail to eac h 58 other Person entitled to Consult regarding such disclosure at the e-mail addresses specified on Exhibit B for such other Persons and including in the case of each Investor, by e-mail to such Investor's Representatives specified on Exhibit B. Neither the Company, nor the Manager nor any other Member will, without the prior written consent of the applicable Member, in each instance, (a) use in advertising, publicity, or otherwise the name of any Member or such Member's Affiliates, or any partner or employee of such Member or an Affiliate of such Member, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Member or any Affiliate of such Member, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by such Member or its Affiliates. Notwithstanding anything contained in this Section 12.8 to the contrary, neither the Manager nor any Member shall be prohibited from publicly disclosing that, and shall not be required to Consult with the other Party in connection therewith, the Manager or such Member has entered into this Agreement or any other Transaction Agreement (as defined in the Purchase Agreements) so long as such public disclosure does not directly or indirectly identify the other Members or the Affiliates thereof, or the terms of the Transaction Documents. For the avoidance of doubt, nothing in this Section 12.8 shall limit such Person's obligation to disclose information pursuant to Section 12.12. Notwithstanding the foregoing, nothing in this Section 12.8 shall apply to an announcement, statement or disclosure by a Member regarding such Member's Affiliates or a use by a Member of the name or mark of its Affiliates. Section 12.9 Applicable Law. THIS AGREEMENT, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY HEREOF, WILL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. Section 12.10 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that maybe reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof. Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. A facsimile or other electronic transmission of this Agreement bearing a signature on behalf of a Member, the Manager or the Company will be legal and binding on such Person. Section 12.12 Confidentiality. The Members shall, and shall cause their Affiliates and their respective stockholders (other than the holders of the publicly traded stock of a Member or its Affiliates), n7embers, subsidiaries and Representatives to, hold confidential all information they may have or obtain concerning the other Members or the Company and its assets, business, operations or prospects or this Agreement (the "Confidential Information"); provided, however, that Confidential Information shall not include infarmation that (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by a Member or any of 59 its Representatives, (b) is or becomes available to a Member or any of its Representatives on a nonconfidential basis prior to its disclosure by the Company or its Representatives, (c) is required or requested to be disclosed by a Member or any of its Affiliates or their respective stockholders, members, subsidiaries or Representatives as a result of any applicable Law or rule or regulation of any stock exchange, (d) is required or requested by the IRS or any other Taxing authority in connection with the Facility or Tax Credits relating thereto, including in connection with a request for any private letter ruling, any determination letter or any audit or (e) is otherwise subject to legal, judicial, regulatory or FINRA (or any successor thereto) requests for information or documents. Subject to the provisions of Section 12.8, if such party is required or requested to disclose any Confidential Information as described in clause (c) or (e) above, such party will, to the extent not prohibited by Law provide the other Members with prompt Notice and will disclose only that portion of such Confidential Information that is legally required to be furnished. In the case of disclosures to the IRS described in clause (d) above, a disclosing Member will obtain reliable assurance that, to the maximum extent permitted by applicable Law, such information will not be made available for public inspection pursuant to Section 6110 of the Code. Nothing herein shall be construed as prohibiting a party hereunder from using such Confidential Information in connection with (i) any claim against another Member hereunder, (ii) any exercise by a party hereunder of any of its rights hereunder and (iii) a disposition by a Member of all or a portion of its Membership Interest or a disposition of an equity interest in such Member or its Affiliates, provided that such potential purchaser shall have entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate acquisitions before any such information maybe disclosed. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the Members are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the Company, shall not apply to the U.S. federal Tax structure or U.S. federal Tax treatment of the Company or the Transaction Agreements (as defined in the Purchase Agreements), and each Member (and any employee, representative, or agent of any Member hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal Tax structure and U.S. federal Tax treatment of the Company, this Agreement and the agreements referenced herein. The preceding sentence is intended to cause an investment in the Company not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code and shall be construed in a manner consistent with such purpose. In addition, each Member acknowledges that it has no proprietary or exclusive rights to the Tax structure of the Company or any Tax matter or Tax idea related to the Company. For the avoidance of doubt, nothing in this Section 12.12 shall limit such Person's right to disclose information pursuant to Section 12.8. Section 12.13 Joint Efforts. To the full extent permitted by Law, neither this Agreement nor any ambiguity or uncertainty herein will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto. 60

Section 12.14 Waiver of Jury Each party hereto knowingly and intentionally, irrevocably and unconditionally waives trial by jury in and as to any legal action or proceedin g relating to this Agreement and for any claim, counterclaim, cross-claim or third-party claim therein. Section 12.15 Specific Performance. The Members agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the Members agree that any damages available at Law for a breach of this Agreement would not be an adequate remedy. Therefore, to the full extent permitted by Law, the provisions hereof and the obligations of the Members hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Except as otherwise specified in this Agreement or the Purchase Agreements with respect to exclusive remedies, such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Agreement. Section 12.16 No Duplication. Any liability for indemnification or other money damages under this Agreement shall be determined without duplication of recovery. Without limiting the generality of the prior sentence, if a statement of fact, condition or event constitutes a breach of more than one representation, warranty, covenant or agreement which is subject to indemnification or other remedies for money damages under this Agreement, only one recovery of damages shall be allowed. Section 12.17 Survival; Limitation on Liability. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a Person would be entitled to be indemnified or reimbursed, as the case maybe. In addition to the provisions of this Agreement, each Investor's liability under this Agreement is subject to the cap on liability set forth in Section 8.2 of the applicable Purchase Agreement. Section 12.18 Enforcement Costs. In the event of any action, suit or proceeding, at law or in equity, among the parties hereto relating to the enforcement of the parties' rights and obligations under this Agreement, the party that prevails in such action, suit or proceeding shall be entitled to reimbursement from the non-prevailing party of its costs and expenses reasonably incurred relating to such enforcement, including reasonable attorney's fees; provided, that if a party prevails on some but not all issues in such action, suit or proceeding, then the costs and expenses between the parties shall be allocated in proportion to damages, and if damages are not an appropriate measure, as the court may determine. [Remainder of page intentionally left blank] 61

IN WITNESS WHEREOF, the parties have caused this Third Amended and Restated Limited Liability Company Agreement to be duly executed and delivered as of the date first above written.

INITIAL MANAGING MEMBER:

CCS-AE, LLC

By: ______________________
Name: RON ELLEN
Title: PRESIDENT

[Signature Page to Third Amended and Restated Limited Liability Company Agreement of RCM6, LLC]

I' Charles 5. McNerl ~ [Signature Page to 'Chird Amended and Restated Limited Liability Company Agreement of RCM6, LLC]

LIBERTY INVES'T'OR: Liberty Clean duels 2, LLC B~: _ __ Name: Tim P. Lennennan Title: Senior Vice President [Signature Page to "Third Amended and Restated Limited Liability Company Agreement of 1ZCM6, 1,1~C]

;1° t; . ADA-RC1Vt6 LLC By: Naive: L. Heath Sampson Title: Manager [Signature Page to Third Amended and Restated Limited Liability Company Agreement of RCM6, LLC]

Schedule 8.10 Insurance Coverage Policy Limit Property $ISM any one occurrence, including real (Including Mobile Equipment & &personal property, EDP, Inventory, Transit) Coal, Mobile Equipment General Liability $2M/agg; $1 M/occ, Prod/Complet Ops, Personal/Adv Inj; $1 M Premises; $ l Ok Med $1M EBL Auto $1 M Liability; $1 M UUIJNI; $Sk Med Workers Compensation Statutory limits; $1 M Employers Liability including ND Stop Gap Workers Compensation - WA Statutory limits Umbrella $SOM (Underlying are GL, Auto, EBL, Stop Gap, EL) Crime/ERISA $SOOk Pollution Liability $ l 00M ($90M of which is specific to the refined coal operations located at the Centralia power plant site) RCM6, LLC shall be an Additional Insured on all insurance policies required herein. 2. Each Member and, if requested by a Member, the controlling equity holders of such Member shall be named as an Additional Insured on all insurance policies required herein and as a Loss Payee under property insurance policies, as their respective interests may appear. All required insurance shall apply on a pi-iinary and non-contributory basis. 4. All policies shall waive subrogation against Additional Insureds.

5. All policies shall contain provisions that provide at least thirty (30) days prior written notice to Named and Additional Insureds of any cancellation, suspension or non-renewal of coverage, except for cancellation due to non-payment of premium in which case ten (10) days' notice is provided. Certificates of Insurance evidencing the insurance required above will be issued to the Additional Insureds. 6. All claims-made liability coverages (including, without limitation, all pollution liability coverages) shall remain in full force and effect for at least two years after the end of the term of the Company.

EXHIBIT A Diagram of the Facility [Please see attached.) Exhibit A-1

.~ W

LEGEND
EX AIR LINE
EX SANITARY SEWER
EX STORM SEWER
EX UNDERGROUND ELECTRIC
EX WATER LINE
PROPOSED SPOT ELEVATION
ABBREVIATIONS
CONC CONCRETE
DIA DIAMETER
ELEV ELEVATION
EX EXISTING
FL FLOWLINE / INVERT
TBR TO BE REMOVED
TYP TYPICAL
SCALE: 1" = 10'
RETAINING WALL SECTION
NOT TO SCALE
ASPHALT PAVEMENT
1/2" EXPANSION JOINT
3/4" CHAMFER
FILL WITH 1" WASHED CRUSHED LIMESTONE
2"Ø WEEP HOLES @ 4'-0" o.c.
PROVIDE 1/2" V-GROOVE CONTROL JOINTS AT 10'-0" MAX
STAINLESS WIRE CLOTH (10/10 PER INCH)
2x4 KEY
VERIFY 2500 PSF MIN FOR BEARING CAPACITY
UNDISTURBED EARTH
CONCRETE RETAINING WALL
BENCHMARK TOP OF EX WALL = 222.95
OFFICE / BREAKROOM / BATHROOM (12' x 40')
12' DIA MIX TANK T-103
12' DIA UREA TANK T-100
12' DIA FINISHED SLURRY TANK 2-104
12' DIA Mg(OH)2 TANK T-101
12' DIA Mg(OH)2 TANK T-102
CONCRETE PADS (SEE STRUCTURAL DRAWINGS)
MCC/PUMP CONEX (8' x 40')
DEMOLISH CRUSHER BUILDING
TRUCK
EX BENT (TBR)
GENERAL
1. THE VERIFICATION OF THE LOCATION OF UNDERGROUND UTILITIES, EITHER SHOWN OR NOT SHOWN ON THESE PLANS, SHALL BE THE RESPONSIBILITY OF THE CONTRACTOR, AND SHALL BE LOCATED PRIOR TO TRENCHING, EXCAVATION, GRADING OR CONSTRUCTION. THESE PROVISIONS SHALL IN NO WAY ABSOLVE ANY PARTY FROM COMPLYING WITH THE UNDERGROUND FACILITY SAFETY AND DAMAGE PREVENTION ACT, CHAPTER 319, RSMO.
2. THE CONTRACTOR SHALL INSPECT THE PREMISES TO DETERMINE THE CONDITIONS UNDER WHICH THE WORK IS TO BE DONE AND THE KIND AND AMOUNT OF MATERIALS TO BE REMOVED. THE CONTRACTOR SHALL ACCEPT THE SITE CONDITIONS AS FOUND.
3. CARE SHALL BE TAKEN TO PREVENT DAMAGE TO EXISTING STRUCTURES THAT ARE TO REMAIN. DAMAGED PROPERTY SHALL BE REPAIRED OR REMOVED AND REPLACED AT THE CONTRACTOR'S COST AS DIRECTED BY THE OWNER.
4. MATERIALS AND WORKMANSHIP FOR PAVEMENTS AND OTHER MISCELLANEOUS ITEMS SHALL BE PERFORMED AND CONSTRUCTED IN ACCORDANCE WITH THE REQUIREMENTS AND SPECIFICATIONS OF THE LOCAL GOVERNING AUTHORITY.
GRADING
1. ELEVATIONS OF THE EXISTING SURFACE SHALL BE MATCHED AT THE EDGES OF NEW PAVEMENT.
2. NO AREA SHALL BE CLEARED WITHOUT PERMISSION OF THE OWNER.
3. FILL PLACED UNDER PAVED SURFACES SHALL BE COMPACTED TO AT LEAST 95 PERCENT OF STANDARD/MODIFIED PROCTOR (ASTM D-698)/(ASTM D-1557) MAXIMUM DENSITY UNLESS OTHERWISE SPECIFIED BY LOCAL GOVERNING AUTHORITY SPECIFICATIONS. TESTING SHALL BE VERIFIED BY A SOILS ENGINEER.
USE OF SITE
1. A STAGING AREA WILL BE PROVIDED FOR CONTRACTOR'S USE IN RECEIVING/STORING EQUIPMENT AND MATERIALS, PLACEMENT OF A CONSTRUCTION TRAILER, ETC. UPON COMPLETION OF CONSTRUCTION, THE STAGING AREA SHALL BE FULLY RESTORED TO ITS ORIGINAL CONDITION.
2. CONTRACTOR SHALL RESTRICT ITS OPERATIONS TO THE IMMEDIATE VICINITY OF THE WORK AS SHOWN ON THESE PLANS.
0 JWM ISSUED FOR CONSTRUCTION 10-28-13
BILFINGER INDUSTRIAL SERVICES INC.
ENGINEERING
CENTRALIA, WA
CLEAN COAL SOLUTIONS
SITE PLAN
D
C101
0

Exhibit A-2

EXHIBIT B

Members and Membership Interests

Member Name and Address	**Membership Interest**	
CCS-AE, LLC c/o Clean Coal Solutions, LLC 5251 DTC Parkway, Suite 825 Greenwood Village, CO 80111 Attention: Jim Zerefos Facsimile: (303) 751-9210 Email: jzerefos@cleancoalsolutions.com With a copy to (which shall not constitute Notice): Davis, Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, CO 80202 Attention: Brian Boonstra and Randall E. Hubbard Email: brian.boonstra@dgslaw.com randy.hubbard@dgslaw.com	0.2 percent	
Liberty Clean Fuels 2, LLC 12300 Liberty Boulevard Englewood, CO 80112 Attention: General Counsel Facsimile: (720) 875-5382 Email: legalnotices@libertymedia.com With a copy to (which shall not constitute Notice): Sherman & Howard L.L.C. 633 17th Street, Suite 3000 Denver, CO 80202 Attention: Joanne Norris, Esq. Facsimile: (303) 298-0940 Email: jnorris@shermanhoward.com The Liberty Investor's "Representatives" for purposes of Section 8.1(c) means: Roger Tullberg at roger@libertymedia.com	49.9 percent	

Exhibit B-1

Member Name and Address	Membership Interest	
Tim Lenneman at tim@libertymedia.com, Craig Troyer at craig@libertymedia.com or such other individuals as may hereafter be designated by the Liberty Investor.		
ADA-RCM6 LLC c/o ADA-ES, Inc. 9135 S. Ridgeline Blvd, Suite 200 Highlands Ranch, CO 80129 Attention: L. Heath Sampson Facsimile: (303) 734-0330 Email: heath.sampson@adaes.com With a copy to (which shall not constitute Notice): Fortis Law Partners LLC 1900 Wazee Street, Suite 300 Denver, CO 80202 Attention: Julie A. Herzog Facsimile: (303) 567-8989 Email: jherzog@fortislawpartners.com	24.95 percent	
Charles S. McNeil c/o NexGen Resources Corporation 5251 DTC Parkway, Suite 825 Greenwood Village, CO 80111 Facsimile: 303 751 9210 Email: cmcneil@nexgen-group.com With a copy to (which shall not constitute Notice): Brian C. Humphrey c/o NexGen Resources Corporation 5251 DTC Parkway, Suite 825 Greenwood Village, CO 80111 Facsimile: 303 751 9210 Email: bhumphrey@nexgen-group.com	24.95 percent	

Exhibit B-1

EXHIBIT C Operating Protocols OPERATING PROTOCOLS Certain Definitions Applicable to the Operating Protocols "ASTM" has the meaning set forth in "Coal Sampling Procedures" below of this Exhibit C. "Refined Coal Guidance" means IRS Notice 2010-54 and such other guidance issued by the IRS supplementing, amending or superseding IRS Notice 2010-54. "Redetermination Test" means a test conducted by the Operator on behalf of the Company as provided in Section 6.04 of the Refined Coal Guidance, unless otherwise agreed to by the Company, that conforms to the Coal Sampling Procedures or the Pilot Scale Testing Procedures, as applicable. "Coal Sampling Procedures" means the redetermination procedure set forth in "Coal Sampling Procedures" below of this Exhibit C in accordance with Section 6.04(2)(b) of the Refined Coal Guidance or any subsequent or successor provision or provision of any Revised Coal Sampling Guidance comparable thereto. "Pilot Scale Testing Procedures" means the redetermination procedure set forth in "Pilot Scale Testing Procedures" below of this Exhibit C in accordance with Section 6.03(2)(a) and 6.04(3) of the Refined Coal Guidance or any subsequent or successor provision or provision of any Revised Pilot Scale Testing Guidance comparable thereto. "Revised Coal Sampling Guidance" has the meaning set forth in "Coal Sampling Procedures" below of this Exhibit C. "Revised Pilot Scale Testing Guidance" has the meaning set forth in "Pilot Scale Testing Procedures" below of this Exhibit C. "Owner-Specific IRS Guidance" means the written guidance from the IRS to the Company set forth in a PLR, a determination letter or other written guidance from the IRS with respect to transactions contemplated by the Operating and Maintenance Agreement or in relation to the Facility. "Federal Tax Authority" means (a) the United States Treasury Department, (b) the IRS, (c) the United States Tax Court, (d) the United States Board of Tax Appeals, (e) any other court of the United States in connection with its exercise of original, trial or appellate jurisdiction over any case involving federal tax matters, and (~ any successor to any of the foregoing, or any new or other Governmental Body having jurisdiction or authority over federal tax matters. Exhibit G 1

"Coal Sampling Technology Changes" has the meaning set forth in "Coal Sampling Procedures" below of this Exhibit C. ' "Pilot Scale Testing Technolo~v Changes" has the meaning set forth in "Pilot Scale Testing Procedures" below of this Exhibit C. Coal Sampling Procedures The Operator shall conduct coal sampling and have laboratory analysis performed by an American Society for Testing Materials ("ASTM") certified laboratory for Redetermination Test purposes as provided in Section 6.04(2)(b) of the Refined Coal Guidance. In the. event the Refined Coal Guidance or the Owner-Specific IRS Guidance is supplemented, amended, superseded or otherwise modified by any subsequent written guidance issued by the IRS or other Federal Tax Authority, including without limitation the original issuance of any Owner-Specific IRS Guidance ("Revised Coal Sampling Guidance"), or if testing methodology applicable to sulfur or mercury are promulgated, amended, superseded or otherwise modified by ASTM, or if technology specified in this procedure evolves or becomes obsolete ("Coal Sampling Technology Changes"), the Operator may recommend revisions to this procedure, and the Company shall make the final determination with respect to approval of and implementing any changes to this procedure required or permitted by such Revised Coal Sampling Guidance or Coal Sampling Technology Changes, considering technical advice from a recognized expert in the field of interest (i.e., coal sampling/laboratory analysis); provided that the Company's approval of any revisions to this procedure recommended in good faith by the Operator shall not be unreasonably withheld, conditioned or delayed. The Coal Sampling Procedure is described below: The Operator shall collect samples of feedstock coal and refined coal during the emissions qualification test conducted under Section 6.03 of the Refined Coal Guidance. Thereafter, within six months after such date, the Operation shall collect another set of samples of feedstock coal and refined coal for re-determination testing. The Operator shall cause the samples to be analyzed for mercury and sulfur content and compared to mercury and sulfur content of the raw and refined coal samples obtained during the section 6.03 emissions qualification testing. ~~If the sulfur and mercury content of both the feedstock coal and the refined coal, on average, do not vary by more than 10 percent below the bottom (nor by more than 10 percent above the top) of the range of the sulfur content and range of the mercury content of the feedstock coal and the refined coal used in the most recent determination pursuant to section 6.03, then the process is deemed to have passed the section 6.04(2)(b) re-determination. Sample Collection All coal samples will be collected from moving coal belts upstream and downstream of the refined coal facility. Samples will be collected using a collection device that reaches over the moving belt and collects apart-stream cut of the coal on the belt. Each sample will weigh a minimum of one pound (or such other larger amounts so as to permit the laboratory to produce Exhibit C-2 sufficient combustion emission data to permit the laboratory to come to a reliable conclusion) and will be immediately transferred to a labeled plastic bag and sealed to prevent moisture loss. Sample FrequencX Prior to the original 3-hour section 6.03 emissions qualification testing of refined coal, at least 15 samples will be taken, with provisions for bunker size to approximate the coal actually burned during that testing period. No more than six months shall laps between each section 6.03 emissions qualification or section 6.04 re-determination. For each section 6.04 re-determination, another set of samples will be collected and analyzed. Sample Preparation Coal samples will be prepared for analysis using procedures in ASTM D2234. The samples will then be crushed and further prepared for analysis according to ASTM method D2013. Sample Analysis &Reporting Standard laboratory techniques will be used to measure sulfur and mercury content of the coal samples. The sulfur and mercury content of the coal samples collected during the section 6.03 emissions qualification testing will be compared to the sulfur and mercury content of a set of coal samples collected during the re-determination period. Pilot Scale Testing Procedures The Operator will conduct, or will engage a third party to conduct a pilot scale test as provided in Section 6.03(2)(a) of the Refined Coal Guidance using the following pilot scale testing procedures. In the event the Refined Coal Guidance or the Owner-Specific IRS Guidance is supplemented, amended, superseded or otherwise modified by any subsequent written guidance issued by the IRS or other Federal Tax Authority, including without limitation the original issuance of any Owner-Specific IRS .Guidance ("Revised Pilot Scale Testing Guidance"), or if technology specified in this procedure evolves or becomes obsolete ("Pilot Scale Testing Technology Changes"), the Operator may recommend revisions to this procedure, and the Company shall make the final determination with respect to approval of and implementing any changes to this procedure required or permitted by such Revised Pilot Scale Testing Guidance or Pilot Scale Testing Technology Changes, considering technical advice from a recognized expert in the field of interest (i.e., pilot scale testing procedures), provided that the Company's approval of any revisions to this procedure recommended in good faith by the Operator shall not be unreasonably withheld, conditioned or delayed. The Pilot Scale Testing Procedures is described below: Combustion Test A 2-day test series will be conducted using a demonstration pilot-scale combustion furnace to establish the emissions reduction that is achieved for both NOx and Hg when Refined Coal produced from Power River Basin subbituminous Coal, as well as coal from the coal mines commonly referred to as the Spring Creek Mine, the Decker Coal Mine and the Absaloka Mine Exhibit C-3

in the northern portion of the Powder River Basin (or such other Coal as is designated by the Company) is fired in acoal-fired, steam producing boiler of a size and type commonly used in commercial operations. During each day of the test, steady furnace operating conditions shall be maintained, including combustion air and other - operating conditions as specified by the Company. Gaseous emission levels of O2, NOX, SO2, CO, and COZ will be monitored and recoded during each test period. Hg sampling will be conducted using a continuous mercury monitor ("CMM") at the electrostatic precipitator ("ESP") outlet to establish reductions from feedstock levels when the refined coal is fired. The combustion test facility's ("CTF") ESP operating at conditions as specified by the Company. NOX emission levels will be continuously monitored and recorded by the gas analyzers located at the furnace exit and at the ESP outlet to determine the level of NOX emissions reduction. Hg emissions will be monitored and recorded by CMMs set up at the ESP outlet to determine the level of Hg emissions reduction. Both untreated feedstock Coal and Refined Coal will be tested. Upon completion of feedstock Coal testing and sampling, the remaining fuel in the coal feeder will be removed, and the Refined Coal will be loaded into the feeder for the remainder of testing. Combustion Test Facility The CTF is a balanced-draft furnace that meters primary air, secondary air, overfire air, and fuel feed rate to maintain a stable combustion environment for testing. A schematic of the furnace and auxiliary systems is provided in Figure 1. Combustion gases (O2, COZ, CO, NOx, and SOZ) are monitored online at two locations: the furnace exit and the stack (ESP outlet). The data collected by the analyzers are continuously recorded by the CTF data acquisition and control program. An ESP will be used for particulate control during these tests. Mercury concentrations at the ESP outlet will be continuously monitored and recorded by extractive sampling from the flue gas ductwork and will be analyzed by a CMM. t Stack: Tertiary , V'ulvorl~ad Cr~~E fir feeder 'I Cn71 Jn~~;ctio~i ~~ PO~~ Secondary -,,Air ''.*~, Primary Air and ` Coai ~>~3 `~,r,~y rtltGC3d-la I}t F~r7 I' robp ',arl~ Haat ~Ius Gas Exchangers Sample. g~mpiingPort Cycbr~e N~ 2 ~, ,~ ~ 3j~;, . ,; E 1 ~luQ Gas Sainpia Purl NU. 1 Selective Catalytic "Qve~re Air Reduction Reactor High- Temperature "~aghouse t~~ Writ aCfUbbC:r Flue t;~~ Sam~Sir~ Pori S~~raY Llerlro~ tatic ~lci. a Dryer Prec~pit~ior EcRL' JG~?74GO.CDR Exhibit C-4

Figure 1. Schematic of the CTF. Refined Coal Specifications Raw Materials (to~be supplied by the Compan Subbituminous coal from the region known as the Powder River Basin, as well as coal from the coal mines commonly referred to as the Spring Creek Mine, the Decker Coal Mine and the Absaloka Mine in the northern portion of the Powder River Basin. M-45-PCA, a solid or liquid urea, ammonia, or amine-based material, combined with an alkaline earth metal hydroxide. M-45-PCB, an inorganic liquid halogen solution that reacts with the mercury in coal .resulting in changes to the chemical of the mercury, oxidizing more of it, and promoting capture of the mercury on particulate matter. Process M-45-PCA is metered and delivered onto each coal conveyor belt using metering weigh belts and conveyors. The metering weigh belts will be calibrated to correlate to mass add rates of M- 45-PCA. M-45-PCA application rates is controlled by speed of the weigh belts. M-45-PCB is supplied to each coal conveyor belt by individual pumps calibrated to correlate pump milliamps to mass add rates of M-45-PCB. M-45-PCB application rate is controlled by the amperage to the pumps. M-45-PCA Application Rate: 0.4% by weight of coal, comprised of the following: M45-PC-A1: 0.08% by weight of coal M45-PC-A2: 0.16% by weight of coal Water: 0.16% by weight of coal M-45-PCB Application Rate: 3 ppm. Process Verification and Quality Control Chemical usage for M-45-PCA and M-45-PCB will be compared with Refined Coal production as measured by each of the coal conveyor weigh belt scales as follows: 1. The Operator personnel will monitor application rate to each coal conveyor belt as recorded in the computer database system, and compare the rate to coal belt mass rates. Exhibit C-5

2. The computer database will automatically calculate daily totals for application of M-45- PCA and M-45-PCB, and Refined Coal production. The Operator personnel will review this report daily, and the daily information will be compiled into daily, weekly and monthly reports. Exhibit C-6

EXHIBIT D Site That portion of the Site on which the Facility is located and the immediate area around the Facility necessary for or incident to the operation of the Facility for the production of Refined Coal is depicted in the image below. Exhibit D-1

~ ~ ~l ~ $ C. t _' i~ J ;J. y ~ p._ C` 7 ,•. ', ~. a Y ~Y j ~ ~s /, ~~~f. s-, ~ } "~ 7~~ s .~o~ a ~ jf f .. 3':L: J L F 4 f 4: f J '`r~ r' j ~ +~~ k 6 j ~ 4 y ~p `! i J ~ x ~'+ ~ ' ~~L7 ~~r ~~ ~~ Exhibit D-2

EXHIBIT E Reconveyance Representations and Warranties (a) Member is either (i) a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the state of its jurisdiction and has all requisite power and authority to transfer the Membership Interest to the Seller Designee as contemplated by the Amended and Restated Limited Liability Company Agreement of the Company or (ii) an individual. (b) Member owns all of the Membership Interest purchased by Member pursuant to its Purchase Agreement, except for any interest transferred by Member in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company. (c) Member has absolute record and beneficial ownership and title to all of the Membership Interest held by Member, free and clear of any_ Encumbrances except Encumbrances under the Amended and Restated Limited Liability Company Agreement of the Company and liens for taxes not yet due and payable. (d) Member has all requisite power and authority to execute, deliver and perform the documents necessary to effect the transfer of the Membership Interest from Member to the Seller Designee and such documents have been duly and validly executed and delivered by Member and constitute Member's legal, valid and binding obligation, enforceable against it in accordance with its terms (subject, however, to the effects of Bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity whether considered at law or in equity). (e) Neither the execution, delivery and performance by Member of the documents necessary to effect the transfer of the Membership Interest from Member to the Seller Designee nor the consummation of the transactions contemplated thereby will (i) (if Member is not an individual) conflict with or result in any breach of any provision of the organizational or charter documents of Member; (ii) violate (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any material contract, instrument or obligation to which Member is a party or by which Member is bound; or (iii) to Member's knowledge, violate any Law or any material license, franchise, permit or authorization applicable to or affecting Member or any of its assets, other than any license, franchise, permit or authorization applicable to or affecting the Company or any of its assets. (~ No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Body or any other Person that has not been made or obtained is necessary for the execution, delivery and performance by Member of the documents necessary to effect the transfer of the Membership Interest from Member to the Seller Designee or the consummation by Member of the transactions contemplated thereby; provided, however, that the Member is not snaking any representation or warranty regarding any actions that may be required Exhibit E-1 under any license, franchise, permit, authorization or contract to which the Company is a party or by which the Company is bound or affected. Exhibit E-2

EXHIBIT F Form of Seller Designee Agreement This Seller Designee Agreement (this "Agreement"), dated as of [DATE], is by [NAME] (the "New Seller Designee") for the benefit of OE-TO, LLC, a Colorado limited liability company (the "Seller") RCM6, LLC, a Colorado limited liability company (the "Company"), and each Member of the Company (including Persons admitted as Members after the date of this Agreement). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the LLC Agreement (as defined below). WHEREAS, the New Seller Designee has been nominated to serve as the Seller Designee under the Amended and Restated Limited Liability Company Agreement of the Company (the "LLC Agreement"); WHEREAS, Section 3.13 of the LLC Agreement provides that, before the nomination of a Seller Designee will be effective, the nominated Seller Designee must execute and deliver this Agreement to the Company and each Member; and WHEREAS, the New Seller Designee desires to make effective its nomination as Seller Designee. NOW, THEREFORE, for value received, in consideration of the agreements herein contained and other good and valuable consideration, receipt and sufficiency thereof being hereby acknowledged, the New Seller Designee hereby agrees as follows: 1. Acceptance of Nomination. The New Seller Designee hereby accepts its nomination as Seller Designee and agrees to perform and be bound by all the terms, conditions and covenants of and assumes the duties and obligations of the Seller Designee under the LLC Agreement effective as of the date of this Agreement. Without limiting the generality of the foregoing, the New Seller Designee hereby agrees as follows, without any further action on the part of the Seller, the Company, the Manager, the New Seller Designee or the transferring Member: (a) New Seller Designee hereby accepts each Involuntary Transfer effective as of the effective date of such Involuntary Transfer, as determined in accordance with the LLC Agreement or the Purchase Agreement, as applicable (the "Involuntary Transfer Effective Date"); and (b) With respect to each Membership Interest transferred to it in an Involuntary Transfer, New Seller Designee: (i) hereby confirms that New Seller Designee will become a Member in place of the transferring Member effective as of the Involuntary Transfer Effective Date; Exhibit F-1

(ii) hereby assumes the duties and obligations of the transferring Member under the LLC Agreement to the extent related to the period from and after the Involuntary Transfer Effective Date; and (iii) hereby assumes the duties and obligations of the transferring Member under the applicable Purchase Agreement pursuant to which the transferred Membership Interest was originally purchased from Seller to the extent related to the period from and after the Involuntary Transfer Effective Date. 2. Representations and Warranties. As of the date of this Agreement and as of the date of each Involuntary Transfer, the New Seller Designee hereby represents and warrants to the Seller, the Company and each Member (including Persons admitted as Members after the date of this Agreement) as follows: (a) New Seller Designee is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its jurisdiction, and New Seller Designee has all requisite power and authority to acquire Membership Interests pursuant to Involuntary Transfers; (b) New Seller Designee has all requisite power and authority to execute, deliver and perform this Agreement and to consummate Involuntary Transfers, and the execution, delivery and performance of this Agreement and the consummation of Involuntary Transfers have been duly and validly authorized by it, and no other proceedings or actions on its part are necessary to authorize the execution, delivery and performance of this Agreement or to consummate Involuntary Transfers; (c) This Agreement has been duly and validly executed and delivered by New Seller Designee, and this Agreement constitutes its legal, valid and binding obligation, enforceable against New Seller Designee in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity whether considered at law or in equity); (d) Neither the execution, delivery and performance by New Seller Designee of this Agreement, nor the consummation of Involuntary Transfers, will (i) conflict with or result in any breach of any provision of New Seller Designee's organizational or charter documents, (ii) violate (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any material contract, instrument or obligation to which New Seller Designee is a party or by which any of its assets is bound, or (iii) violate any Law or any material license, franchise, permit or other authorization applicable to or affecting New Seller Designee or any of its assets or result in the creation of any Encumbrances on New Seller Designee or any of its assets (except pursuant to the LLC Agreement and the Purchase Agreements); (e) As of the date of this Agreement, there are no actions, suits, claims, arbitrations or other proceedings, or investigations or inquiries by any Governmental Body or Exhibit F-2 other Person, that are ongoing or, to New Seller Designee's knowledge, pending or threatened in writing against New Seller Designee that question the validity of this Agreement, or that seek to delay, prevent or alter the consummation of the transactions contemplated hereby, and New Seller Designee is not subject to any injunction, order or decree of any arbitration tribunal or any federal, state, local or foreign court that pertains to the Company or that could affect. any Involuntary Transfer; (~ Any and all Membership Interests acquired pursuant to Involuntary Transfers will be for New Seller Designee's own account and not with a view to or for resale in connection with any distribution or public offering; (g) New Seller Designee is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); (h) New Seller Designee understands that the Membership Interests have not and will not be registered under the Securities Act and that, under the Securities Act and applicable rules and regulations thereunder, Membership Interests maybe resold without registration under the Securities Act only in certain limited circumstances, and New Seller Designee understands that no public market now exists for Membership Interests and that it is unlikely that a public market will ever exist for Membership Interests; (i) New Seller Designee has had an opportunity to conduct due diligence relating to the Company and Involuntary Transfers and has received or has been given access to all documents and information requested by it; (j) New Seller Designee is not relying on any projection or forecast in respect of the Facility or the production of Refined Coal provided directly or indirectly by any Member, the Company or their respective Affiliates; and (k) New Seller Designee is a Qualified Person. 3. Termination. The New Seller Designee's status as the Seller Designee for purposes of the Purchase Agreement and the LLC Agreement will terminate upon the earlier to occur of the Secondary Seller Designee becoming the Seller Designee in accordance with the terms of the LLC Agreement or the nomination of a new Seller Designee by CCS-AE .becoming effective pursuant to Section 3.13 of the LLC Agreement. No such termination shall affect (a) the duties and obligations of New Seller Designee as a Member with respect to Membership Interests transferred to the New Seller Designee in Involuntary Transfers prior to such termination or (b) the rights of the Company and the Members with respect to breaches of any agreement, covenant, representation or warranty contained in this Agreement prior to such termination. 4. Governin~aw. THIS AGREEMENT, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY HEREOF, WILL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF. Exhibit F-3

5. Jury Trial Waiver. Each party knowingly and intentionally, irrevocably and unconditionally waives trial by jury in and as to any legal action or proceeding relating to this Agreement and for any claim, counterclaim, cross-claim or third-party claim therein. [The remainder of this page is intentionally left blank] Exhibit F-4

IN WITNESS WHEREOF, the New Seller Designee has executed this Agreement as of the date first above written. [NAME] Name: Title: Exhibit F-5